ITEM  2.  DESCRIPTION  OF  EXHIBITS.
                                                                     EXHIBIT 2.1


                              INFORMATION STATEMENT

                 RELATING TO THE SPIN-OFF OF MED-X SYSTEMS, INC.
                               FROM UNICORP, INC.

DEAR  UNICORP  SHAREHOLDER:

The Board of Directors of Unicorp, Inc. has approved a distribution to holders of our common stock. Unicorp intends to distribute all of the outstanding shares of common stock of its wholly owned subsidiaries, Texas-Nevada Oil & Gas Co. ("Texas Nevada"); Marcap International, Inc.(formerly Martex Trading Co., Inc.) ("Marcap"); Med-X Systems, Inc.("Med-X"); The Laissez-Faire Group, Inc. ("Laissez-Faire") and all of its interest in AZ Capital, Inc. ("AZ Capital") (the companies collectively referred to as the "Spin-off Companies" and the common stock to be distributed as the "Spin-off Shares") in a pro rata distribution to Unicorp shareholders. We have previously completed the Spin-off of Texas-Nevada. This Information Statement relates to the Spin-off of Med-X currently a 100% owned subsidiary of Unicorp. Med-X intends to engage in the business of oil and gas exploration and production. Marcap and Laissez-Faire are also currently 100% owned subsidiaries of Unicorp and Unicorp owns approximately 8.7% of the outstanding stock of AZ Capital, all of which are "blank check" or "shell" companies whose current business plan is seeking to identify and complete a merger or acquisition with a private entity whose business presents an opportunity for its shareholders.

The distribution of the Med-X spin-off shares will be made on or before July 1, 2002 to holders of record of Unicorp common stock as of July 1, 2001. Pursuant to the Spin-off, you will receive one share of Med-X Systems, Inc. common stock for every one share of Unicorp common stock that you hold on the record date. Holders of Unicorp common stock on the record date are not required to take any action to participate in the Spin-off. We intend to spin-off the shares without registration because the spin-off transactions do not involve a sale of the securities of Med-X as permitted pursuant to SEC Staff Legal Bulletin No. 4, dated September 16, 1997 and No-Action letters promulgated by the SEC. In the event the SEC requires registration of any spin-off transaction, such spin-off will be made pursuant to a registration statement on Form SB-2.

We believe that the Spin-offs will meaningfully enhance value for Unicorp shareholders by making Unicorp a more attractive candidate for a merger or acquisition with a private entity by stripping off its dormant and inactive subsidiaries, by providing multiple opportunities for the Spin-off Companies to successfully consummate acquisition transactions, by permitting the Spin-off Companies to simultaneously pursue multiple acquisition opportunities, and through multiple acquisition opportunities to diversify the risks associated with such acquisitions and the business risks of acquisition partners.

The enclosed Information Statement explains the proposed distribution of Med-X common stock in detail and provides important financial and other information regarding the Spin-off. We urge you to read the Information Statement carefully. A shareholder vote is not required in connection with the Spin-off and, accordingly, your proxy is not being sought. We thank you for your continued support.

Very  truly  yours,

Unicorp,  Inc.

Louis  G.  Mehr
President

                              INFORMATION STATEMENT

                           RELATING TO THE SPIN-OFF OF
                               MED-X SYSTEMS, INC.
                               FROM UNICORP, INC.

                                  COMMON STOCK
                                ($.001 PAR VALUE)

                               DATED MAY 7, 2002

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT ON FORM 10-SB RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES WILL NOT BE ISSUED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS INFORMATION STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES.

Unicorp is sending you this information statement to describe the pro rata distribution to Unicorp shareholders of all of the outstanding shares of common stock of its wholly owned subsidiary, Med-X Systems, Inc. ("Med-X") (and the common stock to be distributed as the "Spin-off Shares"). In this distribution, you will receive one share of Med-X for every share of Unicorp common stock that you held at the close of business on July 1, 2001. See "Questions and Answers About the Spin-off" beginning on page 1.

This is Unicorp's second "spinoff" distribution to its stockholders of stock in one of its subsidiaries. The first spin-off was Texas Nevada Oil & Gas Co.

Med-X is a 100% wholly owed subsidiaries of Unicorp and, although formerly a "blank check" or "shell" company whose business plan was to seek to identify and complete a merger or acquisition with a private entity whose business presented an opportunity for its shareholders, intends to engage in the business of oil and gas exploration and production. See "Business" beginning on page 24.

The distribution of the Spin-off Shares will be effected on or before July 1, 2002. You do not have to take any action to receive your Spin-off Shares. You will not be required to pay anything or to surrender your Spin-off Shares. The number of Unicorp shares that you own will not change because of the Spin-off.

There is no current public trading market for the Spin-off Shares, and no active trading market is expected to arise (if one ever arises), unless and until Med-X successfully completes a business combination and commences business operations. The Spin-off Shares have not traded to management's knowledge. After completion of the "spin-off", we may seek to have our common stock approved for an unpriced quotation (meaning that it is quoted "name only" without bid or asked prices posted) in the NQB Pink Sheets maintained by the National Association of Securities Dealers, Inc. No shareholder has entered into a lock-up or similar agreement as to his Spin-off shares. See "The Spin-off" beginning on page 15. If you have any questions regarding the spin-offs, you may contact M. Stephen Roberts, Esq. at One Riverway, Suite 1700, Houston, Texas 77056 or by telephone at (713) 961-2696.

NO VOTE OF STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE SPIN-OFF. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR YOUR SHARE CERTIFICATES.

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED IN THIS INFORMATION STATEMENT BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS INFORMATION STATEMENT OR DETERMINED IF THIS INFORMATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS INFORMATION STATEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

                                TABLE OF CONTENTS



QUESTIONS  AND  ANSWERS  ABOUT  THE  SPIN-OFFS . . . . . . . . . . . . . . . . 1

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

RISK  FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

THE  SPIN-OFF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

PROPOSED MERGER WITH HEWITT ENERGY AFTER SPIN-OFFS. . . . . . . . . . . . . . 14

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION . . . . . . . . . . 22

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29

PRINCIPAL  SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . . . . . . .31

DESCRIPTION  OF  SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . 32

DIVIDEND  POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS . . . . . . . . . . . . . . . . 34

WHERE  YOU  CAN  FIND  MORE  INFORMATION . . . . . . . . . . . . . . . . . . .35

FINANCIAL  STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . F/S

                    QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF

The following section answers various questions that you may have with respect to the pro rata distribution to Unicorp, Inc. shareholders of approximately 100% of the outstanding common stock of Med-X Systems, Inc. ( the "Spin-off Shares"). We refer to this distribution in this document as the "Distribution".

Q:   WHY  IS  UNICORP,  INC.  EFFECTING  THE  SPIN-OFF?

A: Unicorp, Inc.'s board of directors and management believe that the Spin-off is in the best interests of Unicorp, Inc., Med-X, and Unicorp, Inc. shareholders. Unicorp, Inc.'s board of directors and management believe that separating Med-X from Unicorp will allow Unicorp and Med-X to provide a vehicle for consummating a merger or acquisition with a private entity desiring the perceived advantages of a publicly held corporation, for commencing the business of oil and gas exploration and production, and to independently pursue other related activities intended to enhance shareholder value. Unicorp's board of directors and management believe that the Spin-off will enhance the ability of Unicorp and Med-X to focus on strategic initiatives and new business opportunities and to diversify opportunities for their shareholders

Q:   WHEN  WILL  THE  SPIN-OFF  OCCUR?

A:   We  currently anticipate completing the Spin-off on or before July 1, 2002.

Q:   WHAT  BUSINESS  WILL  MED-X  CONDUCT  FOLLOWING  THE  SPIN-OFF?

A: After the Spin-off, Med-X will engage in the business of oil and gas exploration and production by consummating a merger or acquisition with a private entity desiring the perceived advantages of a publicly held corporation. Med-X has very limited capital, and it is unlikely that it will be able to take advantage of more than one such business opportunity. Med-X intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.

Q:   WHAT  WILL  HAPPEN  TO  UNICORP,  INC. AND MY EXISTING UNICORP, INC. COMMON
     STOCK?

A: Unicorp, Inc. will continue its own business plan which is also to locate and consummate a merger or acquisition with a private entity desiring the perceived advantages of a publicly held corporation and to pursue other related activities intended to enhance shareholder value. Although there is presently no active trading market in Unicorp common stock, it is likely that Unicorp will continue to be quoted in the Pink Sheets under the symbol "UNIC" until a business combination is completed. The spin-off is not expected to affect trading activity in Unicorp common stock and will not affect the number of outstanding shares of Unicorp, Inc. stock or any rights of Unicorp, Inc. shareholders.

Q:   WHAT  WILL  I  RECEIVE  AS  A  RESULT  OF  THE  SPIN-OFF?

A: For every one share of Unicorp, Inc. common stock that you owned of record on July 1, 2001, you will receive one share of the common stock of Med-X. For example, if you owned 100 shares of Unicorp, Inc. common stock on July 1, 2001, you will receive 100 shares of Med-X common stock.

Q:   WHAT  DO  I  HAVE  TO  DO  TO  RECEIVE  MY  SPIN-OFF  SHARES?

A: Nothing. If you are a record holder of Unicorp, Inc. stock, you will receive from Med-X's transfer agent shortly after July 1, 2002 a certificate for the Spin-off Shares distributed to you. If you are not a record holder of Unicorp, Inc. stock because your stockbroker or other nominee holds such shares on your behalf, your Spin-off Share certificates will be issued in street name and forwarded to your brokerage firm or nominee on or about July 1, 2002. It is the responsibility of you brokerage firm or nominee to credit your account.

Q:   WHEN  WILL  I  RECEIVE  MY  SPIN-OFF  SHARES?

A: If you hold your Unicorp, Inc. shares in your own name, your certificates will be mailed to you on or about July 1, 2002. You should allow several days for the mail to reach you.

     If you hold your Unicorp, Inc. shares through your stockbroker, bank or other nominee, you are probably not a stockholder of record and your receipt of Spin-off Shares depends on your arrangements with the nominee that holds your Unicorp, Inc. shares for you. You should check with your stockbroker, bank, or other nominee. See "The Spin-off -- Manner of Effecting the Spin-off" on page __.

Q:   HOW  WILL  THE SPIN-OFF AFFECT THE MARKET PRICE OF MY UNICORP, INC. SHARES?

A: Unicorp common stock is currently eligible for quotation only through the NQB Pink Sheets(R), a quotation service operated by Pink Sheets, LLC, under the symbol "UNIC". The Pink Sheets(R) does not impose listing standards or requirements, does not provide automatic trade executions, and does not maintain relationships with quoted issuers. Although there has been sporadic low volume trading activity over past several months, there is no current active trading market for Unicorp common stock and there can be no assurance that a trading market will develop, or, if such trading market does develop, that it will be sustained. We do not expect the Spin-off to materially affect the quotations or trading price of Unicorp, Inc. common stock immediately following the Spin-off since neither Unicorp nor Med-X has conducted any business operations within the past two years. See "The Spin-off -- Trading of Our Common Stock" beginning on page __.

Q:   WHERE  WILL  MY  SPIN-OFF  SHARES  BE  TRADED?

A: There is no current public trading market for any of the Spin-off Shares, and no active trading market is expected to arise (if one ever arises), with respect to Med-X unless and until we successfully commence actively engaging in the business of oil and gas exploration and production and/or complete a business combination. Prior to spin-off, no common stock of any Unicorp Subsidiary has traded to management's knowledge. After completion of the "spin-off", we may seek to have Med-X's common stock approved for an unpriced quotation (meaning that it is quoted "name only" without bid or asked prices posted) in the NQB Pink Sheets maintained by the National Association of Securities Dealers, Inc. See "The Spin-off" beginning on page 14. No shareholder has entered into a lock-up or similar agreement as to his common shares. See " The Spin-off -- Trading of Our Common Stock" beginning on page __.

Q:   WHAT  IF  I  SOLD  MY  UNICORP,  INC.  SHARES  AFTER  JULY  1,  2001?

A: If you were a holder of record or, if the shares were held by a nominee, for your benefit, on July 1, 2001, you are entitled to receive the distribution of Spin-off Shares.

Q:   WILL  MED-X  PAY  DIVIDENDS?

A: We do not expect to pay cash dividends on our stock for the foreseeable future. The declaration and payment of dividends is at the discretion of Med-X's board of directors and will be subject to Med-X's financial results and the availability of surplus funds to pay dividends. The amount of quarterly cash dividends, if any, will depend on a number of factors, including Med-X's financial condition, capital requirements, results of operations, future business prospects and other factors Med-X's board of directors may deem relevant. No assurance can be given that Med-X will pay any dividends.

Q:   WILL  I  HAVE  TO  PAY  TAXES  ON  THE  SPIN-OFF  SHARES  THAT  I  RECEIVE?

A: Because Med-X was not actually engaged in an actual trade or business for a period of five years before the distributions, the distributions do not qualify as tax free under Section 355 of the Internal Revenue Code. It is anticipated that the distribution by Unicorp to its shareholders of the Spin-off Shares will be a taxable event to Unicorp and to each of its shareholders receiving any of the Spin-off Shares. Gain (but not loss) would be recognized by Unicorp under Section 311 of the Internal Revenue Code for any excess of the fair market value of Med-X's stock on the date of actual distribution over the tax basis to Unicorp of such stock.

     As for Unicorp's shareholders who receive Spin-off Shares, Unicorp takes the view that the fair market value of the Spin-off Shares on the date of the Spin-off should be essentially zero (or not have increased over the $.001 par value price paid by Unicorp for the Spin-off Shares or the current book value of the shares which is less than a penny a share).

     Unicorp has no current or accumulated earnings, and the distribution is being made from excess capital. Each shareholder of Unicorp should reduce the adjusted basis of his Unicorp stock by the fair market value of the distribution to him, and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. This fair market value is assumed to be the estimated book value of Med-X on the dividend date which is less than a penny a share. Unicorp undertakes to advise its shareholders in late 2002 or early 2003 should it deem the fair market value of any of the distributed Spin-off Shares on the date of distribution to have been different than $0.001 per share or should it have had earnings in 2002, which would cause the distribution, to the extent of such earnings, to be taxed as a dividend and as ordinary income.

Q:   WHAT  ARE THE TAX CONSEQUENCES OF THE PROPOSED MERGER WITH HEWITT ENERGY TO
     ME?

A: The proposed merger between Med-X and Hewitt Energy will not be a taxable event to Med-X shareholders. We urge you to carefully read the complete explanation of the tax consequences of the merger on page __.

Q:   HOW  AND  WHEN  WILL  WE  COMPLETE  THE  PUBLIC  OFFERING?

A: As soon as our board of directors deems advisable after the merger with HEGI is approved, we plan to sell shares of our common stock to the public in an IPO. If the merger is approved, we will complete the merger before the completion of our IPO. If the merger is not approved, we will consider whether to proceed with the IPO.

Q:   WHAT  EFFECT  WILL  THERE  BE  ON  VOTING  CONTROL?

A: Because we do not intend to sell more than 10% of our voting securities in the IPO, voting control will remain in the hands of current stockholders of HEGI after we complete the IPO.

Q:   WHAT  DO  WE  PLAN  TO  DO  WITH  THE  PROCEEDS  OF  THE  IPO?

A: We currently plan to use the net proceeds of the IPO after payment of commissions and other expenses relating to the offering of $5 million of our common stock for payment of general and administrative expenses, acquisition and leasing costs and expenses, and general working capital. We have no current commitments or agreements with respect to any specific material acquisition.

                                     SUMMARY

This summary highlights selected information contained elsewhere in this document. It is not complete and may not contain all of the information that is important to you. To better understand the Spin-off and Med-X, you should read this entire document carefully, including the risks described beginning on page 7 and the Financial Statements and the notes thereto beginning on page F/S-1.

All references to "we", "us", "our", or "the Company" in this Information Statement means Med-X and Hewitt Energy.

This information statement contains certain "forward-looking statements" concerning our operations, performance, and financial condition, including our future economic performance, plans, and objectives and the likelihood of success in developing and expanding our business. These statements are based upon a number of assumptions and estimates, which are subject to significant uncertainties, many of which are beyond our control. The words "may", "would", "could", "will", "expect", "anticipate", "believe", "intend", "plan", "estimate", and similar expressions are meant to identify such forward-looking statements. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to; those set forth in the section entitled "Risk Factors". These forward-looking statements reflect our views only as of the date of this information statement. We undertake no obligation to update such statements or publicly release the result of any revisions to these forward-looking statements, which we may make to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law.

WHY  WE  SENT  THIS  DOCUMENT  TO  YOU

Unicorp, Inc. sent you this document because you were an owner of Unicorp common stock on July 1, 2001. This entitles you to receive a pro rata distribution of one share of common stock of Med-X for every Unicorp share you owned on that date. We refer to this distribution in this document as the "Distribution". No action is required on your part to participate in the Spin-off and you do not have to pay cash or other consideration to receive your Spin-off Shares.

This document describes our business, the relationship between Unicorp and Med-X, and how this transaction benefits Unicorp and its shareholders, and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the Spin-off Shares that you will receive in the Spin-off. You should be aware of certain risks relating to the Spin-off and Med-X's business, which are described in this document beginning on page __.

INTRODUCTION

Unicorp, Inc. is a Nevada corporation incorporated on May 8, 1981 under the name of Texoil, Inc. for the purpose of minerals exploration, discovery, production, refining, and transportation. Prior to 1992, Unicorp was engaged in oil and gas operations in Ohio and Texas through its wholly owned subsidiaries Marcap International, Inc. (originally Whitsitt Oil Company, Inc. and formerly Martex Trading Co., Inc.) and Texas-Nevada Oil & Gas Co. and was also engaged in business as a medical insurance claims processor through its wholly owned subsidiary Med-X Systems, Inc. As a result of adverse business circumstances Unicorp and its subsidiaries ceased active business operations and liquidated their operating assets prior to1992. No material business operations have been conducted by Unicorp or these subsidiaries since 1992.

On December 31, 1997, Unicorp acquired 100% of The Laissez-Faire Group, Inc., an inactive Texas corporation that has never conducted any business operations, in a share exchange. On March 1, 1998, the Company received approximately 8.7% of the outstanding common stock of AZ Capital, Inc., an inactive Texas corporation that has never conducted any business operations, through the forfeiture of an Option Agreement whereby AZ Capital, Inc. was to purchase Marcap International, Inc.

Unicorp's activities since 1992 have consistently primarily of maintaining its corporate status and that of its subsidiaries. Unicorp is currently inactive with no known tangible assets or liabilities and has been essentially a "blank check" or "shell" company whose current business plan is seeking to identify and complete a merger or acquisition with a private entity whose business presents an opportunity for its shareholders. Unicorp's attraction as a merger partner or acquisition vehicle is its status as a reporting public company.

In order to facilitate a potential merger for Unicorp and to try to create multiple acquisition opportunities for its shareholders, Unicorp plans to distribute all of the shares it owns in its subsidiaries to its shareholders. Each subsidiary will be spun-off when it identifies a business plan and/or completes a merger or acquisition with a private entity whose business presents an opportunity for its shareholders. Each subsidiary intends to become a reporting company under the Securities Exchange Act of 1934, as amended ("Exchange Act") by filing a registration statement on Form 10-SB with the Securities and Exchange Commission (the "Commission") on a voluntary basis after identifying a business plan or an acquisition candidate in order to make information concerning itself more readily available to the public ("Exchange Act Registrations"). We believe that being a reporting company under the Exchange Act could provide a prospective merger or acquisition candidate with additional information concerning each subsidiary and could possibly make each more attractive to an operating business opportunity as a potential merger or acquisition candidate. As a result of filing its registration statement, Med-X is obligated to file with the Commission certain interim and periodic reports including an annual report containing audited financial statements. We anticipate that we will continue to file such reports, notwithstanding the fact that, in the future, we may not otherwise be required to file such reports based on the criteria set forth under Section 12(g) of the Exchange Act since our primary attraction as a merger partner or acquisition vehicle will be our status as a reporting public company.

On January 17, 2002, Unicorp completed the spin-off of Texas Nevada and its merger with and into Houston American Energy Corp.

BUSINESS  AND  STRATEGY  OF  MED-X

Med-X Systems, Inc. was incorporated in the State of Texas on December 21, 1987 to engage in the business of the management and processing of insurance claims for the medical profession. Unicorp acquired 100% of the outstanding capital stock of Med-X on July 31, 1988. The Company ceased active business operations and liquidated its operating assets in 1989and no material business operations have been conducted since that time. Since 1992 Med-X's activities have consisted primarily of maintaining its corporate status through filing franchise tax returns and paying franchise taxes. It currently has only nominal assets.

We were formerly a "blank check" or "shell" company seeking to complete a merger or acquisition with a private entity whose business presented an opportunity for our shareholders. We became a reporting company under the Securities Exchange Act of 1934, as amended ("Exchange Act") by filing a registration statement on Form 10SB with the Securities and Exchange Commission (the "Commission") on a voluntary basis in order to make information concerning us more readily available to the public. We believe that being a reporting company under the Exchange Act provides a prospective merger or acquisition candidate with additional information concerning Med-X and makes us more attractive to an operating business opportunity as a potential merger or acquisition candidate.

We  intend  to engage in the business of oil and gas exploration and production.
We  intend  to  implement  our  plan  to  engage  in oil and gas exploration and production  by  (1)  redomiciling  to  the  state  of Nevada, (2) completing our spin-off from Unicorp, becoming a separate and independent company, (3) immediately thereafter merging with Hewitt Energy Group, Inc. ("HEGI"), and changing our name to Hewitt Energy Group, Inc. ("Hewitt Energy") and (4) soon after the merger is effected, subject to market conditions, to have an initial public offering, or IPO, of our common stock. We have reached a preliminary understanding with representatives of HEGI under which prior to our spin-off from Unicorp we will redomicile and become a Nevada corporation after which we will enter into a definitive agreement and plan of merger with HEGI.

MANAGEMENT

The sole director and president of Med-X is Louis G. Mehr who also serves as President of Unicorp and of Equitable Assets, the controlling shareholder of Unicorp, Marcap and Laissez-Faire.

ADDRESS  AND  TELEPHONE  NUMBER

We currently maintain a mailing address at 1907 Tarpley Ct., Katy, Texas 77493 which is the residence of our president, Louis G. Mehr. Other than this mailing address, we do not currently maintain any other office facilities, and do not anticipate the need for maintaining office facilities at any time in the foreseeable future. We pay no rent or other fees for the use of this mailing address. Our telephone number is (281) 347-1221.

THE  SPIN-OFF

Unicorp will distribute to its shareholders of record on July 1, 2001the 596,469 shares of common stock it holds in Med-X. Med-X will be a separate corporate entity after the Spin-off. Each Unicorp shareholder will receive one share of Med-X for each share of Unicorp common stock held on July 1, 2001.

THE  MERGER  WITH  HEWITT  ENERGY  GROUP,  INC.

We intend to engage in the business of oil and gas exploration and production primarily through our merger with Hewitt Energy Group, Inc. ("HEGI"). HEGI is a start up oil and gas exploration and production company. Its business strategy involves the acquisition of oil and gas properties which include previously unexplored prospects as well as formerly developed properties. HEGI feels that the earlier developed properties, which were operated by prior unrelated parties who used now outdated exploitation methods, continue to hold significant oil and gas reserves. Utilizing advanced exploitation methods and modern technology, HEGI expects to develop properties it will acquire or lease in order to renew the profitable production of the underlying oil and gas reserves. As of the date of this information statement, HEGI does not own or lease any properties. After the merger is effected, we intend to finance the acquisition of properties and our exploration and production activities through the proceeds from the public sale of shares of our common stock.

Prior to our Spin-off from Unicorp, Med-X will redomicile to Nevada for purposes of merging with HEGI. Immediately following the Spin-off, Med-X, then a Nevada corporation, will merge with HEGI to engage in the business of oil and gas exploration and production. Upon completion of the Merger Med-X will have changed its name to "Hewitt Energy Group, Inc." and the former stockholders of Med-X will own 7.5 percent of the then outstanding shares of the common stock of the surviving entity, with the remaining 92.5 percent owned by the former stockholders and assigns of HEGI. The former officers and directors of Med-X will resign, and the former officers and directors of HEGI will become the officers and directors of Hewitt Energy.

THE  PUBLIC  OFFERING

Soon after the merger with HEGI is effected, subject to market conditions, we plan to have an initial public offering, or IPO, of our common stock. We anticipate an offering of $5 million dollars of less than 10% of our outstanding and issued common stock.

EARLIER  UNICORP  SUBSIDIARY  SPINOFF  TRANSACTIONS

The spin-off of Med-X if successful will be the second such "spinoff" transaction effected by Unicorp with its dormant wholly owned subsidiaries. Unicorp's first subsidiary spinoff concerned Texas Nevada Oil & Gas Co. ("TNOG") and its subsequent merger into Houston American Energy Corp. ("Houston American"), a Delaware corporation engaged in the oil and gas exploration and production business in Texas

On July 31, 2001, Houston American and TNOG entered into a Plan and Agreement of Merger relating to the merger, which was ultimately amended and restated as of September 26, 2001 ("Amended Merger Agreement").

On August 17, 2001 TNOG voluntarily filed a Form 10-SB to register the distribution of its shares to the Unicorp shareholders in compliance with Corporate Finance Staff Legal Bulletin No. 4 dated September 16, 1997 issued by the Division of Corporate Finance of the SEC ("Bulletin No. 4") regarding spin-offs. The filing incorporated an information statement for distribution to the Unicorp shareholders providing information concerning the Spin-off. The registration statement went effective on November 16, 2001 and as a result of filing the registration statement, TNOG became obligated to file with the Commission certain interim and periodic reports including an annual report containing audited financial statements.

On January 17, 2002, TNOG merged with and into Houston American pursuant to the Amended Merger Agreement and upon the effectiveness of the merger, Houston American became the surviving entity, the separate existence of TNOG ceased, and Houston American succeeded to all of TNOG's rights and properties and became subject to all of TNOG's debts and liabilities.

Pursuant to the Amended Merger Agreement, TNOG shareholders hold an aggregate of 596,469 shares of Houston American Common Stock (or approximately 4.97 percent of the then outstanding shares).

Houston American registered (i) the shares of the Houston American Common Stock to be issued to TNOG's shareholders as a result of the merger, and (ii) the shares of the Houston American Common Stock held by Houston American's current stockholders other than John F. Terwilliger, Houston American's sole director and executive officer on Form S-4 filed with the United States Securities and Exchange Commission (the "SEC") and available on the SEC's Electronic Data Gathering, Analysis, and Retrieval system (EDGAR).

There were no material relationships between TNOG or any of TNOG's shareholders and Houston American, Houston American's affiliates, directors, or officers, or any associate of Houston American's directors or officers.

Immediately prior to the Merger, TNOG completed the distribution of 596,469 shares of its common stock to the Unicorp shareholders as a dividend ("Distribution") and as a result of this Distribution ("spin-off") TNOG became separate from and were no longer a subsidiary of Unicorp. Such shares were issued without registration because the shares were a spin-off transaction not involving a sale of our securities as described in Bulletin No. 4.

Since January 22, 2002, Houston American's common stock has been listed on the OTC Bulletin Board under the symbol "HUSA". From inception (January 1, 1999) to January 21, 2002, its common stock was not publicly traded. However, as a result of the Merger, with the exception of the shares owned by John F. Terwilliger, all of the issued and outstanding shares of Houston American's common stock were registered under the Securities Act of 1933 pursuant to Houston American's Form S-4 Registration Statement, which became effective on December 17, 2001.

During the period from January 22, 2002 through March 14, 2002, the high and low bid prices for Houston American's common stock were $0.75 and $0.32, respectively. The foregoing quotations of the high and low bid price of Houston American's common stock reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

                                  RISK FACTORS

You should carefully consider each of the following risks and all of the other information in this information statement. Some of the following risks relate principally to the Spin-off while other risks relate principally to our business plan. Finally, other risks relate principally to the securities markets and ownership of our common stock. If any of the following risks and uncertainties develops into actual events, our business, financial condition, or results of operations could be materially adversely affected. If that happens, the trading price of our common stock could decline.

RISKS RELATING TO THE SPIN-OFF

FEDERAL TAX CONSEQUENCES OF THE SPIN-OFF TO UNICORP AND UNICORP SHAREHOLDERS

     We have not requested a ruling from the Internal Revenue Service relating to the tax consequences of the spin-off. We believe that the spin-off will be taxable to Unicorp, Inc. and to Unicorp, Inc. shareholders. If it is determined that the spin-off is taxable, then:

     - Unicorp, Inc. would recognize a gain equal to the excess of the fair market value of Med-X's common stock distributed to its shareholders over Unicorp's basis in Med-X's common stock; and

     - Each U.S. holder of Unicorp common stock would be generally treated as if such shareholder had received a taxable dividend, to the extent of earnings and profits, in an amount equal to the fair market value of Med-X's common stock received.

THE COMBINED POST-SPIN-OFF VALUE OF UNICORP, INC. AND THE SPIN-OFF SHARES MAY NOT EQUAL OR EXCEED THE PRE-SPIN-OFF VALUE OF UNICORP, INC. SHARES

     After the spin-off, we anticipate that shares of Unicorp, Inc. common stock will continue to be eligible for quotation only through the NQB Pink Sheets , a quotation service operated by Pink Sheets, LLC, under the symbol "UNIC". Although there has been sporadic low volume trading activity over past several months, there is no current active trading market for Unicorp common stock and there can be no assurance that a trading market will develop, or, if such trading market does develop, that it will be sustained. We do not expect the Spin-off to materially affect the quotations or trading price of Unicorp common stock immediately following the Spin-off since neither Unicorp nor Med-X has conducted any business operations within the past two years. There is no current public trading market for any of the Spin-off Shares, and no active trading market is expected to arise (if one ever arises), with respect to Med-X unless and until we successfully complete a business combination. We cannot assure you that a market for our common stock will develop or that the combined trading prices of Unicorp, Inc. common stock and our common stock after the spin-off will be equal to or greater than the quotations or any trading price of Unicorp, Inc. common stock prior to the spin-off.

CREDITORS  OF  UNICORP,  INC.  AT  THE  TIME  OF  THE SPIN-OFF MAY CHALLENGE THE
SPIN-OFF

     At the time of the Spin-off, Unicorp expects to have approximately $10,000 in accounts payable owed to less than five creditors for legal services rendered in connection with litigation and regulatory compliance. Unicorp has no significant assets with which to pay these creditors. These factors raise substantial doubt about Unicorp's ability to continue as a going concern. Although these creditors have indicated they expect to be paid they have also indicated to Unicorp's management they do not intend to pursue a legal remedy that would include asking a court to void the spin-off (in whole or in part) as a fraudulent conveyance. If a court in a lawsuit by an unpaid creditor or representative of creditors of Unicorp, such as a trustee in bankruptcy, were to find that among other reasons, at the time of the spin-offs, Unicorp or Med-X:

     -    Was  insolvent;

     -    Was  rendered  insolvent  by  reason  of  the  Spin-off;

     - Was engaged in a business or transaction for which Med-X or Med-X's remaining assets constituted unreasonably small capital; or

     - Intended to incur, or believed it would incur, debts beyond its ability to pay such debts as they matured.

     The court may be asked to void the spin-off (in whole or in part) as a fraudulent conveyance. The court could then require that the shareholders return some or all of the shares of Med-X's common stock, or require Unicorp or Med-X, as the case may be, to fund certain liabilities of the other company for the benefit of creditors. The measure of insolvency for purposes of the foregoing will vary depending upon the jurisdiction whose law is being applied. Generally, however, each of Unicorp, Inc. and Med-X, as the case may be, would be considered insolvent if the fair value of its assets were less than the amount of its liabilities or if it incurred debt beyond its ability to repay such debt as it matures.

RISK FACTORS RELATING TO THE MERGER WITH HEWITT ENERGY

HEWITT  ENERGY  WILL  BE  SUBJECT  TO  RISKS  RELATED TO THE NATURAL GAS AND OIL
INDUSTRY

     If the impending merger with Hewitt Energy Group, Inc. is consummated as expected, we will be subject to all of the risks associated with participation in the business of oil and gas exploration and production, including:

     -    Our operations may expose us to environmental liabilities

     - Oil and natural gas prices are volatile, which could have a material adverse effect on our business

     -    Drilling  wells  is  speculative,  often  involving  significant costs

     - The natural gas and oil business involves many uncertainties and operating risks which can prevent us from realizing profits and cause substantial losses

     - Competition in this industry is intense and we may not be able to compete effectively

     - We will be subject to complex laws and regulations, including environmental regulations, which can adversely affect the cost, manner or feasibility of doing business

GOING  CONCERN  ISSUES

Hewitt Energy's auditors are expected to issue a going concern opinion, which means that there is doubt that it can continue as an ongoing business for the next 12 months. Unless it can raise additional cash, Hewitt Energy may not be able to achieve its objectives and may have to suspend or cease operations.

HEWITT ENERGY HAS AN EXTREMELY LIMITED OPERATING HISTORY AND HAS MAINTAINED LOSSES SINCE INCEPTION WHICH IT EXPECTS TO CONTINUE INTO THE FUTURE

Hewitt Energy has no significant operating history upon which an evaluation of its future success or failure can be made. It just recently commenced its operations and has yet to realize any revenues.

Hewitt Energy's achieving and maintaining profitability and positive cash flow is dependent upon:

      - Its ability to acquire, explore, and develop profitable oil and gas properties.

      -     Its  generation  of  ongoing  revenues.

      - Its success in curtailing our anticipated exploration and development costs.

      - Its capability to compete with more established oil and gas exploration Companies

Based upon current plans, Hewitt Energy expects to incur operating losses in future periods due to the expenses associated with the research, exploration, and development of oil and gas properties. There is no guarantee that Hewitt Energy will be successful in generating revenues in the future. Failure to generate revenues will cause Hewitt Energy to go out of business.

THE REVENUE GENERATED FROM OIL AND GAS PROPERTIES OFTEN DEPENDS ON FACTORS BEYOND CONTROL OF THE OPERATORS OF THE PROPERTIES

The profitability of Hewitt Energy's anticipated oil and gas operations will depend upon factors which are beyond its control, including:

      Natural gas and crude oil prices, which are subject to substantial fluctuations as a result of variations in supply and demand and seasonality;

      Future market, economic and regulatory factors which may materially affect its sales of gas production; and

      Business practices of its competitors in the oil and gas operating sector.

HEWITT ENERGY DOES NOT CURRENTLY OWN ANY PROPERTY ON WHICH TO EXPLORE FOR OIL AND NATURAL GAS

Hewitt Energy cannot guarantee that it will be able to acquire any property or explore for oil and gas in the future. Moreover, it cannot guarantee that its exploration on any property acquired will result in the discovery of oil or gas, or that any oil or gas it does discover will be produced profitably. If Hewitt Energy is unable to continually locate and acquire new properties that produce oil and natural gas, its business will fail because the volume of production from oil and natural gas properties declines as reserves are depleted.

HEWITT ENERGY WILL NOT BE SUCCESSFUL IF IT DOES NOT HAVE ENOUGH MONEY TO ACQUIRE ANY PROPERTIES AND COMPLETE ITS OWN PROGRAM OF EXPLORATION AND DEVELOPMENT

Hewitt Energy may not have enough money to acquire any properties and complete its own program of exploration and development of those properties. It expects to raise enough money to satisfy its cash needs for 12 months. If it turns out that it has not raised enough money to complete its acquisition, exploration, and development program, it will try to raise additional funds from a second public offering, a private placement, or loans. At the present time, Hewitt Energy has not made any plans to raise additional money and there is a possibility that it would be unable to raise additional money in the future. If it needs additional money and cannot raise it, it will have to suspend or cease our operations.

EVEN IF HEWITT ENERGY IS ABLE TO LOCATE OIL OR NATURAL GAS, ITS SUCCESS WILL BE SUBSTANTIALLY DEPENDENT UPON THE PREVAILING PRICES OF OIL AND NATURAL GAS

Oil and natural gas prices are extremely volatile and subject to wide fluctuations in response to relatively minor changes in supply and demand, market uncertainty, and a variety of additional factors. These factors include weather conditions, domestic and foreign governmental regulation, the price and availability of alternative fuels, political conditions in the Middle East, the foreign supply of oil and natural gas, the price of foreign imports and overall economic conditions. It is impossible for us to predict future oil and natural gas price movements. If the prices of oil and gas decline, this may harm Hewitt Energy's business.

HEWITT ENERGY'S EXPLORATION AND DEVELOPMENT OF ANY PROPERTIES WHICH IT ACQUIRES MAY BE LIMITED

     Because  Hewitt Energy is small and does not have much capital, it may not:

            - Devote the time it would like to exploring any property which it acquires;

            - Spend as much money as it would like in exploring any property which it acquires;

            - Rent the quality of equipment it would like to have for exploration; and

            - Have the number of people working on any property that it acquires that it would like to have.

IF HEWITT ENERGY DOES NOT HAVE ACCESS TO ALL OF THE EQUIPMENT, SUPPLIES, MATERIALS, AND SERVICES WHICH IT NEEDS TO CONDUCT EXPLORATIONS, IT MAY HAVE TO SUSPEND OPERATIONS AS A RESULT

Competition and unforeseen limited sources of supplies in the industry may result in occasional spot shortages of equipment, supplies, and materials. In particular, Hewitt Energy may experience possible unavailability of drilling rigs, drill pipe, as well as materials and services used in oil and natural gas drilling. Such unavailability could result in increased costs and delays to its operations. It has not attempted to locate or negotiate with any suppliers of products, equipment, or materials. Hewitt Energy will attempt to locate products, equipment, and materials after its public offering is completed. If it cannot find the products and equipment it needs, it will have to suspend its exploration plans until it finds the products and equipment it needs.

HEWITT  ENERGY  MAY  NOT  BE  THE  OPERATOR OF ALL OF ITS OIL AND GAS PROPERTIES

In connection with its anticipated acquisition of oil and gas properties and leaseholds, Hewitt Energy may enter into operating agreements or farmout agreements whereby it will not be the operator of any particular property. If so, it would have limited control over certain decisions related to the future activities on that property, which could affect its results of operations. Decisions over which it could have limited control include:

      The timing and amount of capital expenditures;

      The timing of initiating the drilling and recompleting of wells;

      The extent of operating costs; and

      The level of ongoing production.

HEWITT ENERGY S MANAGEMENT OWNS A SIGNIFICANT AMOUNT OF ITS COMMON STOCK, GIVING THEM INFLUENCE OR CONTROL IN CORPORATE TRANSACTIONS AND OTHER MATTERS, AND THEIR INTERESTS COULD DIFFER FROM THOSE OF OUR OTHER STOCKHOLDERS

Upon the effectiveness of the merger, Hewitt Energy's officers and directors will beneficially own approximately 92.5 percent of our outstanding common stock. As a result, they will be in a position to significantly influence or control the outcome of matters requiring a stockholder vote, including the election of directors, the adoption of any amendment to our certificate of incorporation or bylaws, and the approval of mergers and other significant corporate transactions. Their control of Hewitt Energy may delay or prevent a change of control on terms favorable to the other stockholders and may adversely affect the voting and other rights of other stockholders.

HEWITT ENERGY'S SUCCESS DEPENDS ON ITS MANAGEMENT TEAM AND OTHER KEY PERSONNEL, THE LOSS OF ANY OF WHOM COULD DISRUPT ITS BUSINESS OPERATIONS

Hewitt Energy's success will depend on its ability to retain Douglas C. Hewitt and to attract other experienced management and non-management employees, including engineers, geoscientists and other technical and professional staff. Hewitt Energy will depend, to a large extent, on the efforts, technical expertise and continued employment of such personnel and members of its management team. If members of its management team should resign or Hewitt Energy is unable to attract the necessary personnel, its business operations could be adversely affected.

HEWITT ENERGY MAY BE UNABLE TO MEET ITS CAPITAL REQUIREMENTS WHICH MAY SLOW DOWN OR CURTAIL ITS BUSINESS PLANS

Since its inception Hewitt Energy has no produced any oil or gas nor produced any revenues from operations. It currently owns no leasehold interests. It has suffered operational losses and it expects to continue to have substantial capital expenditure and working capital needs. It will dependent upon the proceeds of a public offering of its securities to provide the necessary funding to commence the acquisition of leasehold property and the exploration and production of oil and gas. If it is not able to raise necessary funding it will have to cease operations. If low natural gas and oil prices, operating difficulties or other factors, many of which are beyond its control, cause its revenues or cash flows from operations to decrease, it may be limited in its ability to obtain the capital necessary to complete its development, exploitation and exploration programs. If it is unable, on acceptable terms, to raise the required capital, its and our business may be seriously harmed or even terminated.

HEWITT ENERGY'S CERTIFICATE OF INCORPORATION AND BYLAWS AND THE NEVADA REVISED STATUTES CONTAIN PROVISIONS THAT COULD DISCOURAGE AN ACQUISITION OR CHANGE OF CONTROL OF HEWITT ENERGY

Hewitt Energy is a Nevada corporation and its certificate of incorporation authorizes its board of directors to issue preferred stock and common stock without stockholder approval. If the board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire control of us. In addition, provisions of our certificate of incorporation and bylaws could also make it more difficult for a third party to acquire control of us.
These provisions include a denial of cumulative voting rights, limitations on stockholder proposals at meetings of stockholders, and restrictions on the ability of our stockholders to call special meetings. Our certificate of incorporation provides that our board of directors is divided into three classes, each elected for staggered three-year terms. Although we currently have only one director, we anticipate additional directors will be added to our board of directors shortly after the completion of the merger. Thus, control of our board of directors cannot be changed in one year; rather, at least two annual meetings must be held before a majority of the members of our board of directors could be changed. In addition, the Nevada Revised Statutes impose restrictions on mergers and other business combinations between it and any holder of 15 percent or more of its outstanding common stock.

     These provisions of Nevada law and our certificate of incorporation and bylaws may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his best interest, including attempts that might result in a premium over the market price for the common stock.

MED-X  STOCKHOLDERS  ARE  ENTITLED  TO  DISSENTER'S  RIGHTS

Med-X's stockholders who do not consent to the merger may, under certain circumstances and by following procedures prescribed by the Nevada Revised Statutes exercise dissenter's rights and receive cash for the fair value of their shares. Dissenters must follow the appropriate procedures under Nevada law or suffer the termination or waiver of such rights. In the event a Med-X stockholder relinquishes or loses his dissenter rights, he will receive the same number of shares of our common stock that he would have received in the merger had such dissenter not attempted to exercise his dissenter's rights.

NEED  FOR  ADDITIONAL  FINANCING

Currently, Hewitt Energy's revenue is insufficient to cover its ongoing exploration and development expenses and its general operating costs. Therefore, we expect its audited financial statements to include an auditor's report containing a statement regarding an uncertainty about its ability to continue as a going concern. Its ability to continue its operations is dependent on the ability of Hewitt Energy to raise the capital necessary to continue funding its operations and its ability to obtain additional sources of financing. However, if Hewitt Energy is unable to obtain financing when needed on acceptable terms, if at all, it may be unable to continue our operations.

SHARES  OF  HEWITT  ENERGY  COMMON  STOCK  MAY  BE  "PENNY  STOCKS"

If the market price per share of Hewitt Energy common stock is less than $5.00, the shares of its common stock will be "penny stocks" as defined in the Exchange Act. As a result, our stockholders may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of common stock received in the merger and being registered under the registration statement filed by Hewitt Energy. In addition, the "penny stock" rules adopted by the SEC under the Exchange Act subject the sale of shares of such common stock to regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling penny stocks must, prior to effecting the transaction, provide their customers with a document which discloses the risks of investing in penny stocks.

Furthermore, if the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in penny stocks. Accordingly, the SEC's rules may limit the number of potential purchasers of shares of Hewitt Energy common stock. Moreover, various state securities laws impose restrictions on transferring "penny stocks," and, as a result, our stockholders holding Hewitt Energy common stock may have their ability to sell their shares impaired.

RISK FACTORS RELATING TO MED-X'S BUSINESS PLAN AND ITS SECURITIES

In the unlikely event that we are unable to consummate the merger with Hewitt Energy, we will also be subject to the following risks associated with being a "blank check" company.

CONFLICTS  OF  INTEREST

     Certain conflicts of interest exist between Med-X and its officers and directors. They have other business interests to which they currently devote attention, and are expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through their exercise of judgment in a manner which is consistent with their fiduciary duties to the Company. See "Management," and "Conflicts of Interest."

     In particular, Med-X has the same executive officers, sole director and, except for AZ Capital, principal stockholders as other subsidiaries of Unicorp and who may form other blind pool or blank check companies. All of the Unicorp Subsidiaries have an identical structure and business plan and may be considered to be in direct competition with each other for available business opportunities, but that competition does not currently create a conflict of interest within the Unicorp Subsidiaries because each of such companies currently has an identical group of stockholders. It is also likely that these officers and directors will form additional blind pool or blank check companies in the future, with a business plan similar or identical to that of the Med-X. However, any additional blind pool or blank check companies formed in the future, which do not have the same stockholders and an identical capital structure as Med-X, would be in direct competition with Med-X for available business opportunities and would create the potential for conflicts of interest (See Item 5 - "Directors, Executive Officers, Promoters and Control Persons - Conflicts of Interest").

     It is anticipated that our principal stockholder may actively negotiate or otherwise consent to the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. In this process, our principal stockholder may consider its own individual pecuniary benefit rather than the best interests of our other stockholders, and the other stockholders are not expected to be afforded the opportunity to approve or consent to any particular stock buy-out transaction. See "Conflicts of Interest."

POSSIBLE  NEED  FOR  ADDITIONAL  FINANCING

     Med-X has very limited funds, and such funds may not be adequate to take advantage of any available business opportunities. Even if Med-X's funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, we may not have enough capital to exploit the opportunity. The ultimate success of Med-X may depend upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until we determine a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, Med-X's operations will be limited to those that can be financed with our modest capital.

REGULATION  OF  PENNY  STOCKS

     Med-X's securities, when available for trading, are expected to be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. (See RISK FACTORS RELATING TO THE MERGER WITH HEWITT ENERGY - Shares of Hewitt Energy common stock may be "penny stocks", above)

NO  RECENT  OPERATING  HISTORY

     Med-X has not had any operating history, revenues from operations, or assets for at least eight years. We face all of the risks of a new business and the special risks inherent in the investigation, acquisition, or involvement in a new business opportunity. Med-X must be regarded as a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

NO  ASSURANCE  OF  SUCCESS  OR  PROFITABILITY

     There is no assurance that we will acquire a favorable business opportunity. Even if we should become involved in a business opportunity, there is no assurance that it will generate revenues or profits, or that the market price of our outstanding shares will be increased thereby.

IMPRACTICABILITY  OF  EXHAUSTIVE  INVESTIGATION

     Med-X's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before that company commits its capital or other resources thereto. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to it, would be desirable. Med-X will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking our participation. A significant portion of Med-X's available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

OTHER  REGULATION

     An acquisition made by us may be of a business that is subject to regulation or licensing by federal, state, or local authorities. Compliance with such regulations and licensing can be expected to be a time-consuming, expensive process and may limit our other investment opportunities.

DEPENDENCE  UPON  MANAGEMENT;  LIMITED  PARTICIPATION  OF  MANAGEMENT

     Med-X will be heavily dependent upon the skills, talents, and abilities of its officers and directors to implement its business plan, and may, from time to time, find that the inability of such persons to devote their full time attention to our business result in a delay in progress toward implementing our business plan. Furthermore, we will be entirely dependent upon the experience of our officers and directors in seeking, investigating, and acquiring a business and in making decisions regarding its operations. See "Management." Because stockholders will not be able to evaluate the merits of possible business acquisitions by us, they should critically assess the information concerning the Company's officers and directors.

LACK  OF  CONTINUITY  IN  MANAGEMENT

     We do not have an employment agreement with any of our officers or directors, and as a result, there is no assurance that they will continue to manage us in the future. In connection with acquisition of a business opportunity, it is likely the current officers and directors of Med-X may resign. A decision to resign will be based upon the identity of the business opportunity and the nature of the transaction, and is likely to occur without the vote or consent of our stockholders.

DEPENDENCE  UPON  OUTSIDE  ADVISORS

     To supplement the business experience of its officers and directors, Med-X may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by Med-X's officers without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event our officers consider it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if those affiliates are able to provide the required services.

LEVERAGED  TRANSACTIONS

     There is a possibility that any acquisition of a business opportunity by us may be leveraged, i.e., we may finance the acquisition of the business opportunity by borrowing against the assets of the business opportunity to be acquired, or against the projected future revenues or profits of the business opportunity. This could increase our exposure to larger losses. A business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

COMPETITION

     The search for potentially profitable business opportunities is intensely competitive. Med-X expects to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities. These competitive conditions will exist in any industry in which we may become interested.

NO  FORESEEABLE  DIVIDENDS

     We have not paid dividends on our Common Stock and do not anticipate paying such dividends in the foreseeable future.

LOSS  OF  CONTROL  BY  PRESENT  MANAGEMENT  AND  STOCKHOLDERS

     Med-X may consider an acquisition in which we would issue as consideration for the business opportunity to be acquired an amount of the our authorized but unissued Common Stock that would, upon issuance, represent the great majority of the voting power and equity of Med-X. The result of such an acquisition would be that the acquired company's stockholders and management would control us, and our management could be replaced by persons unknown at this time. Such a merger would result in a greatly reduced percentage of ownership of Med-X by its current stockholders. In addition, in conjunction with such a transaction, our current officers, directors and principal stockholders could sell their controlling block of stock at a premium price to the acquired company's stockholders.

NO  PUBLIC  MARKET  EXISTS

     There is no public market for our common stock, and no assurance can be given that a market will develop or that a stockholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities distributed hereby. Many brokerage firms may not be willing to effect transactions in the securities if a low price develops in the trading of the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

BLUE  SKY  CONSIDERATIONS

     Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Some jurisdictions may not allow the trading or resale of blind-pool or "blank-check" securities under any circumstances. Accordingly, investors should consider the secondary market for our securities to be a limited one.

                                  THE SPIN-OFF

REASONS  FOR  THE  SPIN-OFF.

We believe that the Spin-off will meaningfully enhance value for Unicorp stockholders in the following ways:

      - by making Unicorp a more attractive candidate for a merger or acquisition with a private entity by stripping off its dormant and inactive subsidiaries

      - by providing multiple opportunities through the Unicorp Subsidiaries to successfully consummate acquisition transactions

      - by permitting the Unicorp Subsidiaries to simultaneously pursue multiple acquisition opportunities

      - by diversifying the risks associated with such acquisitions and the business risks of acquisition partners through multiple acquisition opportunities, and

      - by making Med-X and each Unicorp Subsidiary an attractive candidate for a merger or acquisition with a private entity requiring divestiture from Unicorp as a condition to consummating such a transaction.

MANNER  OF  EFFECTING  THE  SPIN-OFF.

The Spin-off will be effectuated by a stock dividend paid to each holder of record of Unicorp common stock. The Spin-off ratio will be one share of the common stock of Med-X for every one share of Unicorp common stock owned of record on July 1, 2001. Unicorp stockholders will not be required to pay for Spin-off Shares received in the Spin-off. Additionally, Unicorp stockholders will not need to surrender or exchange Unicorp common stock in order to receive the Spin-off Shares. All shares of our common stock received by Unicorp stockholders in connection with the Spin-off will be fully paid and non-assessable. Unicorp stockholders do not have any appraisal rights in connection with the Spin-offs.

The dividend agent is Atlas Stock Transfer Corporation. The address and telephone number of the dividend agent is 5899 South State Street, Salt Lake City, Utah 84107, (801) 266-7151.

RESULTS  OF  THE  SPIN-OFF.

Following the spin-off, Med-X will be a separate, publicly-held company. Immediately after the Spin-off, based on the number of outstanding shares of Unicorp on July 1, 2001, we expect to have approximately 596,469 shares of common stock outstanding, held by approximately 995 record holders, with each stockholder holding at least 100 shares. Any shares not distributed to Unicorp stockholders will be returned to Med-X for cancellation.

The Spin-off will not affect the number of outstanding shares of Unicorp common stock or any rights of Unicorp stockholders.

TRADING  OF  OUR  COMMON  STOCK.

There is no current public trading market for any of the Spin-off Shares, and no active trading market is expected to arise (if one ever arises), with respect to Med-X unless and until we successfully complete a business combination. No common stock of Med-X has traded to management's knowledge. After completion of the "spin-off", we may seek to have our common stock approved for an unpriced quotation(meaning that it is quoted "name only" without bid or asked prices posted) in the NQB Pink Sheets published by The Pink Sheets LLC. No stockholder has entered into a lock-up or similar agreement as to his common shares.

The Spin-off Shares issued to Unicorp stockholders will be freely transferable, except for shares received by persons who may be deemed our "affiliates" under the Securities Act. Persons who may be deemed our affiliates after the Spin-off generally include individuals or entities that control, are controlled by, or are under common control with us and may include certain of our officers and directors. Persons who are our affiliates will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemptions afforded by Section 4(1) of the Securities Act and Rule 144 under the Securities Act (with the exemption under Rule 144 not available until 90 days after the date of this information statement). For a discussion of certain uncertainties that should be considered with regard to our common stock, see "Risk Factors--An Active Trading Market May Not Develop for Our Common Stock".

MATERIAL  FEDERAL  INCOME  TAX  CONSEQUENCES  OF  SPIN-OFF

We believe that, based upon the advice of tax counselor to Unicorp and Med-X, that the Distribution will be a taxable event to Unicorp and to each of its stockholders receiving any of the Spin-off Shares. Gain (but not loss) would be recognized by Unicorp under Section 311 of the Internal Revenue Code for any excess of the fair market value of Med-X stock on the date of actual distribution over the tax basis to Unicorp of such stock.

As for Unicorp's stockholders who receive Spin-off Shares, Unicorp takes the view that the fair market value of the Spin-off Shares on the date of the Spin-off should be essentially zero (or not have increased over the negligible book value of the shares as reflected in our financial statements, being approximately $.001 per share).

Unicorp has no current or accumulated earnings, and the distribution is being made from excess capital. Each stockholder of Unicorp should reduce the adjusted basis of his Unicorp stock by the fair market value of the distribution to him, and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. This fair market value is assumed to be $0.001 per share, the estimated book value of Med-X on the dividend date. Unicorp undertakes to advise its stockholders in late 2001 or early 2002 should it deem the fair market value of any of the distributed Spin-off Shares on the date of distribution to have been different than $0.001 per share or should it have had earnings in 2001, which would cause the distribution, to the extent of such earnings, to be taxed as a dividend and as ordinary income.

In summary, the following material federal income tax consequences to Unicorp stockholders and Unicorp are expected to result from the Spin-off.

     A Unicorp stockholder will recognize taxable gain or dividend income as a result of the Spin-off equal to no more than the book value of the Spin-off Shares, being approximately $.001 per share.

     A Unicorp stockholder must allocate their pre-distribution tax basis in their Unicorp stock over the Unicorp and Spin-off Shares according to the relative fair market value of each.

     Unicorp  may  recognize  minimal  gain  as  a  result  of  the  Spin-off.

The federal income tax consequences set forth above is for general information only and may not be applicable to stockholders who receive Spin-off Shares through the exercise of employee stock options or otherwise as compensation or who are otherwise subject to special treatment under the Internal Revenue Code. All stockholders are urged to consult their own tax advisors as to the particular tax consequences to them, including the applicability and effect of state, local and foreign tax laws.

Current Treasury regulations require each Unicorp stockholder who receives Spin-off Shares in the Spin-off to attach to his or her federal income tax return for the year in which the Spin-off occurs, a detailed statement setting forth such data as may be appropriate in order to show the applicability of
Section 355 of the Internal Revenue Code to the Spin-offs. Med-X, upon written request, will provide the appropriate information to each stockholder of record on July 1, 2001.

The holding period for Spin-off Shares received by a Unicorp stockholder in the Spin-off should include the period during which he or she held the Unicorp stock on which our common stock is distributed, if such holder holds the Unicorp stock as a capital asset on the date of the Spin-off.

REASONS  FOR  FURNISHING  THIS  INFORMATION  STATEMENT.

This information statement is being furnished solely to provide information to Unicorp stockholders about, subject to the satisfaction of the spin-off conditions, the receipt of Spin-off Shares pursuant to the Spin-off. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any of Med-X's securities or those of Unicorp. The information contained in this information statement is believed by Unicorp and us to be accurate as of the date set forth on the front cover. Changes may occur after that date, and neither Unicorp nor we will update the information except in the normal course of our respective public disclosure practices or unless required by law.

                PROPOSED MERGER WITH HEWITT ENERGY AFTER SPIN-OFF

In order to defray the expenses of the spin-off of Med-X and the Unicorp Subsidiaries, the Exchange Act Registrations of Med-X and the Unicorp
Subsidiaries, and certain expenses of Unicorp with respect to its reporting requirements under the Exchange Act, estimated to be $75,000 ("Transaction Expenses"),on April 29, 2002, Unicorp, Equitable Assets Incorporated, a Belize corporation and the controlling stockholder of Unicorp, Med-X, and Alexander & Wade, Inc., a Nevada corporation, entered into an agreement related to the anticipated merger of Med-X and Alexander & Wade following Unicorp's spin-off of Med-X to Unicorp's stockholders. The material terms of the April 29 agreement, which is attached as an exhibit to the registration statement of which this information statement is a part, are:

      - Alexander & Wade is to merge with and into Med-X, which was to have changed its name to "Alexander & Wade, Inc." in the consummation of the merger;

      -     Following  the  merger, the former stockholders of Med-X were to own
            7.5 percent of the then outstanding shares of the common stock of the surviving entity, with the remaining 92.5 percent to be owned by the former stockholders of Alexander & Wade;

      - As consideration for entering into the agreement, Alexander & Wade paid Equitable $75,000; and

      - Alexander & Wade was entitled to assign all of its rights under the agreement, provided the other party agreed to assume all of Alexander & Wade's obligations.

On April 30, 2002, Alexander & Wade entered into an agreement with Hewitt Energy Group, Inc., a former Nevada corporation referred to in this information statement as "HEGI," whereby Alexander & Wade assigned its rights, and HEGI agreed to assume all of Alexander & Wade's obligations, under the April 29agreement. As compensation for entering into the April 29 agreement, HEGI paid Alexander & Wade $100,000 and agreed that, immediately prior to the merger of HEGI with and into Med-X, Alexander & Wade would be issued a sufficient number of shares of the common stock of HEGI so that Alexander & Wade would own
7.49 percent of the outstanding shares of the surviving entity after giving effect to the merger.

In furtherance of the merger, Unicorp has agreed to merge Med-X with and into a new Nevada corporation of the same name in order to change the domicile of Med-X prior to the spin-off.

Upon the redomiciling of Med-X to Nevada, Med-X and HEGI will enter into a definitive Plan and Agreement of Merger in furtherance of the provisions of the two April agreements. Upon Unicorp's completion of the spin-off of Med-X to Unicorp's stockholders, HEGI will merge with and into Med-X. As a result of, or immediately following, the merger, as applicable:

      - The surviving corporation (formerly Med-X) will change its name to "Hewitt Energy Group, Inc." which is the entity the words "we," "us," "our" and "Hewitt Energy" referred to in this information statement;

      - The former stockholders of Med-X, Alexander & Wade, and the former stockholders of HEGI will own 7.5 percent, 7.49 percent and 85.01 percent, respectively, of the then outstanding shares of the common stock of Hewitt Energy; and

      - The former officers and directors of Med-X will resign, and the former officers and directors of HEGI will become the officers and directors of Hewitt Energy.

The  completion of the merger will require the approval of Med-X's stockholders.

Other than the relationships described herein, there is no affiliation between Hewitt Energy Group, Inc., Alexander & Wade, Inc. and principals of HEGI and the other parties to the April 29 agreement, Med-X, Unicorp and Equitable Assets Incorporated.


The terms of the April 29 agreement with Alexander & Wade were the result of arms' length negotiations between its representatives and Louis G. Mehr, the president of Med-X and Unicorp. Alexander & Wade's representatives approached Mr. Mehr about the possibility of the merger with HEGI after they learned of the potential availability of Med-X.

Upon the effectiveness of the merger, HEGI will be the surviving entity, the separate existence of Med-X will cease, and HEGI will succeed to all of Med-X's rights and properties and shall be subject to all of Med-X's debts and liabilities.

REASONS  FOR  THE  MERGER.

Because Unicorp and its subsidiaries have no cash resources to pay the costs of distributing the outstanding shares of the Unicorp Subsidiaries to the Unicorp
Stockholders and their Exchange Act Registrations, the primary reason for the Merger is to provide the funding necessary to complete those activities.

Med-X's management believes that the merger will enable Med-X's stockholders to realize an increase in the value of their original investment in Unicorp, Inc. due to HEGI's ongoing oil and gas exploration and production activities. Over the last several years, there has been very little business activity in Unicorp, Inc. and no business activity with respect to Med-X, despite attempts to generate significant opportunities for both companies. The management of both Unicorp and Med-X concluded that the proposed merger with HEGI provided the best prospect to establish value for their stockholders. We also believe that the Med-X stockholders will benefit from converting their Med-X common stock to stock of HEGI in the merger.

Unicorp's distribution of the Med-X Spin-off Shares to its stockholders should provide the basis for the creation of a public market for the common stock of the post-merger combined company. We believe the existence of such a public market will facilitate the raising of expansion funds for HEGI. We give no assurance that such will occur.

Effectively, the stockholders of HEGI will suffer a 7.5 percent dilution in their equity in HEGI solely for the perceived, but not assured, benefits of having a public market for their securities.

ACCOUNTING  TREATMENT  OF  PROPOSED  MERGER.

Because Med-X is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if HEGI recapitalized

DEGREE  OF  MANAGEMENT  CONTROL  OF  VOTE  ON  MERGER.

The merger must be approved by a vote of a majority of the outstanding shares of common stock of each of Med-X and HEGI. With respect to such companies, the percentage of outstanding shares entitled to vote and held by officers, directors and their affiliates are as follows: Med-X - 79.6%; and HEGI - 100%. A vote to approve the merger by the stockholders of Med-X is assured because Equitable Assets holds approximately 79.6% of the votes necessary to approve the Merger. The completion of the merger was previously approved by a number of Med-X's stockholders holding in excess of two-thirds of the outstanding shares of Med-X common stock.

DISSENTERS'  RIGHTS  OF  APPRAISAL.

Prior to the merger with HEGI, we will become a Nevada corporation. Our stockholders who do not vote in favor of the merger and merger agreement may, under certain circumstances and by following the procedures described by the Nevada dissenters' rights statute, Sections 92A.300 through 92A.500 of the Nevada Revised Statutes, exercise their respective rights to dissent from the corporate action authorizing the merger and merger agreement and receive cash for their shares of common stock instead of our debentures.

The following is a summary of the principal steps that you must take in order to exercise dissenters' rights. Failure to take any of the required steps may terminate your dissenters' rights under Nevada law. If you wish to exercise your dissenters' rights or to preserve your right to do so, you should review Sections 92A.300 through 92A.500 of the Nevada Revised Statutes, a copy of which is attached hereto as Appendix A. Because of the complexity of the procedures in exercising dissenters' rights, you should seek the advice of legal counsel if you wish to exercise your dissenters' rights.

If you have a beneficial interest in shares of our common stock held of record by or in the name of another person, such as a broker or nominee, and wish to exercise your dissenters' rights, you must either submit to us the record owner's written consent to the dissent prior to or at the time you first inform us of your intent to exercise dissenters' rights or act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner on your behalf.

If you wish to exercise dissenters' rights, you (i) must deliver to us, before the vote is taken at the special meeting of stockholders, a written notice of your intent to demand payment for your shares if the merger is completed and
(ii) must not vote your shares in favor of merger. The written notice of intent to demand payment should reasonably inform us of your identity and of your intent to demand payment for your shares and should be delivered to Louis G. Mehr, Med-X Systems, Inc.,1907 Tarpley Ct., Katy, Texas 77493. If you fail to satisfy both of these requirements, you will not be entitled to exercise dissenters' rights under Nevada law.

Thereafter, if the merger is approved by our stockholders and the merger is completed, we are required to send a written dissenters' notice to all stockholders who provided timely notice of their intent to demand payment for their shares and who did not vote their shares in favor of the merger. This written dissenters' notice must be sent within 10 days after completion of the merger. This notice is required to include:

      - a statement of where dissenting stockholders should send their demand for payment and where and when certificates for our common stock are to be deposited;

      - a form for demanding payment that includes the date of the first announcement to the news media or our stockholders of the proposed terms of the merger and that requires the stockholder asserting dissenters' rights to certify whether or not beneficial ownership of the common stock was acquired before that date;

      - a date by which we must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

      -     a  copy  of  Sections  92A.300 through 92A.500 of the Nevada Revised
            Statutes.

Stockholders wishing to exercise dissenter's rights must thereafter demand payment for their shares of our common stock, certify whether beneficial ownership of the common stock was acquired before the date upon which the proposal merger was announced publicly, and deposit their certificates in accordance with the terms of the dissenters' notice.

Stockholders who fail to demand payment or who fail to deposit their certificates as specified in the dissenters' notice will not be entitled to demand payment or receive cash payment for the fair market value of their shares of our common stock as provided under Nevada law. Instead, such stockholders will receive the same merger consideration as the stockholders who do not exercise dissenters' rights.

Within 30 days after receiving a valid demand for payment from a stockholder who has fully complied with the procedures described by the Nevada dissenters' rights statute, we will pay that stockholder in cash the amount we estimate to be the fair value of the shares, plus accrued interest. This payment must be accompanied by:

      - a copy of our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment and statements of income and changes in stockholders' equity for that fiscal year;

      -     the  latest  available  interim  financial  statements,  if  any;

      -     a  statement  of  our  estimate  of  the  fair  value of the shares;

      -     an  explanation  of  how  the  interest  was  calculated;

      - a statement of the stockholder's rights to demand payment of the stockholder's estimate of the fair value of the shares pursuant to
            Section  92A.480  of  the  Nevada  Revised  Statutes;  and

      -     a  copy  of  Section  92A.300  through 92A.500 of the Nevada Revised
            Statutes.

If we do not timely make this payment and provide this notice, a dissenting stockholder may file a lawsuit against us to compel us to do so.

Instead of making the payment with the notice described in the immediately preceding paragraph, we may elect to withhold payment from a dissenting stockholder if such stockholder became the beneficial owner of the shares of our on or after the date of the first announcement of the proposed terms of the merger. If we elect to withhold payment from a stockholder for this reason, we must estimate the fair value of the stockholder's shares of our common stock, plus accrued interest, and offer to pay this amount in full satisfaction of his demand. Our offer for payment must be accompanied by:

      -     a  statement  of  our  estimate  of  the  fair  value of the shares;

      -     an  explanation  of  how  the  interest  was  calculated;  and

      - a statement of the stockholder's rights to demand payment of the stockholder's estimate of the fair value of the shares pursuant to
            Section  92A.480  of  the  Nevada  Revised  Statutes.

Within 30 days after receipt of our fair value payment or our offer for payment, a stockholder may notify us in writing of their own estimate of the fair value of the shares and interest due, and demand payment of the amount not yet paid or reject the offer for payment made by us. Failure to do so within 30 days after receipt of our fair value payment or our offer for payment will terminate that stockholder's right to challenge our calculation of fair value and interest due.

If a demand for payment remains unsettled, we must commence a court proceeding within 60 days after receiving the demand for payment, petitioning the court to determine the fair value of the shares of common stock and accrued interest. If we do not timely commence the court proceeding, we are required to pay to each dissenting stockholder whose demand remains unsettled the amount demanded. All stockholders who have fully complied with the procedure set forth in the Nevada dissenters' rights statute and whose demands for payment remain unsettled will be made a party to such proceeding, which must be conducted in the district court of Carson City County, Nevada. Each dissenting stockholder who is made a party to the proceeding is entitled to a judgment for:

     - the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by us; or

     - the fair value, plus accrued interest, of shares acquired after the date of the first announcement of the terms of the merger if we elected to withhold payment for those shares as allowed by Nevada law.

The district court will assess the costs of the proceedings against us; however, a portion or all of the costs could be assessed against some or all of the stockholders exercising their dissenters' rights to the extent that the court finds that such stockholders have acted arbitrarily, vexatiously or not in good faith in demanding payment. The district court may also assess against us or some or all of the dissenting stockholders the fees and expenses of counsel and experts of the respective parties in an amount the district court finds equitable.

The foregoing summary of the rights of dissenting public stockholders does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise any available dissenters' rights. The preservation and exercise of dissenters' rights require strict adherence to the applicable provisions of Nevada law, a copy of which is attached hereto as Appendix A.

COMPLIANCE  WITH  GOVERNMENTAL  REGULATIONS.

No federal or state regulatory requirements, other than securities laws and regulations, must be complied with or federal or state approval obtained in connection with the Spin-off and merger, other than the filing of articles of merger with the Secretary of State of Texas after a favorable vote might be obtained on the proposed merger.

SHOULD  THE  MERGER  OCCUR.

The completion of the merger was previously approved by a number of Med-X's stockholders holding in excess of two-thirds of the outstanding shares of Med-X common stock and by all of HEGI's current stockholders, subject to completion and effectiveness of the Spin-off. Upon the effectiveness of the merger, Med-X will file a Form 8-K with the Commission to indicate the fact and date of the merger and provide all financial and other informational disclosure required under current SEC reporting rules and standards. Soon after the merger is approved, subject to market conditions, we plan to have an initial public offering, or IPO, of our common stock.

SHOULD  THE  MERGER  NOT  OCCUR.

The completion of the merger was previously approved by a number of Med-X's stockholders holding in excess of two-thirds of the outstanding shares of Med-X common stock. Although we expect the merger to be approved by the required number of HEGI shareholders we can give no assurance such will occur. The failure of Med-X to clear SEC comments on the amended Form 10-SB of which this information statement is a part or to effect the spin-off, or the failure of the HEGI shareholders to approve the Merger could prevent the completion of the merger. Neither event is expected to occur.

Should  the  merger  not  occur,

     - Med-X will distribute certificates representing the 596,469 spin-off shares of Med-X common stock to its stockholders,

     - Med-X will continue as a separate corporation with its existing assets and business,

     -    Med-X  still  will  have  no  significant  assets  or  business,  and

     -    There  will  be  no  trading  market  for  Med-X's  stock.

Med-X's management has no specific plans for an alternative to a rejection of the proposed merger. We would commence to seek to acquire a business or assets that would constitute a business.

EXPENSES  OF  THE  MERGER.

The estimated expenses of the merger will be borne by HEGI.

FEDERAL  INCOME  TAX  CONSEQUENCES  OF  MERGER.

We believe that, based upon the advice of tax counselor to Unicorp and Med-X, the transactions described herein will not be a taxable event to the Med-X shareholders. Therefore, Med-X shareholders will not recognize gain or loss as a result of our redomicile to Nevada, our merger with HEGI or the subsequent IPO.

The foregoing discussion is not based upon an advance ruling by the United States Treasury Department. The foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the merger. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, we strongly urge you to consult with your tax adviser to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the merger.

INFORMATION  ABOUT  HEWITT  ENERGY  GROUP,  INC.

CURRENT  STRATEGY

Hewitt Energy Group, Inc. is a start-up oil and gas exploration and production company which seeks to maximize profitability through a balanced risk approach. Its overall strategy involves three categories of operations:

     - The initial category of its operations involves locating and acquiring existing oil and gas properties containing known oil and gas reserves which it believes have profitable development potential. Here, its goal is to generate cash flow and to increase the overall value of Hewitt Energy while conducting primarily low risk activities.

     - The second category involves focusing on developing known potential in producing and non-producing wells. These activities involve entering into existing infield or field extension drilling opportunities with other oil and gas companies. In order to continue the growth of its revenue stream, HEGI plans to focus on projects which it deems to be low to moderate risk, including undertaking development activities currently underway in nearby analogous fields or projects operated by other oil and gas companies.

     - The last category of HEGI operations involves the general exploration for additional oil and gas reserves through seismic and other geotechnical means. These activities, which involve more risk than its other activities, focus on acquired low cost objectives with high return ratios. In conducting these activities, HEGI management seeks to increase its booked reserves and the value of the reserves, while also generating additional cash flow.

In essence, the activities HEGI undertakes in the first two categories of its operations are designed to increase cash flow and profitability without the requirement of an initial outlay of a substantial amount of at-risk capital. That is, re-completing existing wells in previously produced fields and conducting drilling activities in conjunction with other oil and gas operating companies in or near currently producing fields avoids many of the costs associated with the initial drilling, completing, and connecting of a well, which constitute a majority of well costs. Then, utilizing the profits generated from those activities, HEGI intends to undertake activities which involve more risk, yet are capable of substantial returns.

PROPERTIES  AND  LEASEHOLDS

Owned Properties. Although HEGI does not own any oil and gas properties as of the date of this information statement it has entered into an agreement whereby it will purchase acreage in Kay County, Oklahoma. HEGI's obligation to purchase the property is contingent on our receipt of sufficient net proceeds from the sale of our common stock offered pursuant to the IPO. The Kay County property, which is located in the Braman field, represents 320 gross and 249 net developed acres and 160 gross and 124 net undeveloped acres. A "gross acre" is an acre in which a working interest is owned. The number of gross acres represents the sum of acres in which a working interest is owned. A "net acre" is deemed to exist when the sum of the fractional working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests in gross acres expressed in whole numbers or fractions.

Originally discovered in 1925, the Braman field was produced with turn-of-the-century technologies and methodologies. It is estimated that the Braman field has previously produced approximately 25 to 30 million barrels of oil, primarily from the main Tonkawa zone at 2,400 feet. Mr. Douglas C. Hewitt, HEGI's chairman, chief executive officer and president, was formerly involved with another corporation which produced oil from the Tonkawa zone of the Braman field as late as 1994.

In addition to the Tonkawa zone, several additional zones of the Braman field have either produced oil and gas, or tests have shown that the zones are capable of production utilizing HEGI's advanced exploitation methods. For example:

     The Layton zone, located at approximately 3,000 feet, was produced by Shell Oil from 1933 to 1938. In 1992, two completions in this reservoir were established and produced several hundred barrels of oil per day utilizing the technique of lowering hydrostatic pressure. HEGI management believes that there are as many as 13 additional locations where this same process can be applied with a more aggressive completion strategy.

     The Wilcox zone was originally discovered in 1992, utilizing a limited completion design. At that time, initial production rates exceeded 340 barrels of oil equivalent per day, but quickly dropped off without the use of more modern completion techniques. HEGI management believes that there are as many as five additional producing locations in the Wilcox zone.

     The productive Arbuckle zone, discovered in 1992, produced for a short period of time, but was abandoned in 1995 by its prior operator. The abandonment was due to low oil prices and low production resulting from a faulty completion method.

     In seeking to establish further production, HEGI management intends to apply the reservoir management technique of lowering hydrostatic head pressures against the productive formation, in an attempt to give the well bore full access to the reservoir. By utilizing this technique, HEGI hopes to recover an additional four to 20 percent of the original oil in place.

Potential Additional Purchase. In addition to the Braman field, HEGI has also conducted preliminary research regarding the purchase of an additional project in western Oklahoma. The western Oklahoma project would involve the drilling of as many as 60 natural gas wells, in two stages of 30 wells, each. HEGI management considers the western Oklahoma project to be a low risk, shallow, low permeability, high porosity development project. If it is successful in negotiating the purchase of the project, HEGI management currently believes it would have the potential to generate a steady base of revenue from production depending on the then current market conditions related to the sale of natural gas.

Potential Leaseholds. As of the date of this information statement, HEGI is involved in discussions regarding its potential lease of properties in Juab County, Utah and Sanpete County, Utah. With respect to the Juab County property, HEGI is currently negotiating a farmout agreement covering approximately 4,034 gross acres and an exploration agreement covering approximately 6,388 gross acres. Based on the status of the negotiations as of the date of this information statement and subject to our raising the necessary capital through the sale of the offered shares of our common stock, drilling is expected to begin in July 2002 under the exploration agreement and in August 2002 under the farmout agreement.

EXPLORATION  AND  DEVELOPMENT  ACTIVITIES

HEGI's exploration and development activities focus on the identification and drilling of new productive wells and the acquisition of existing producing wells from other producers.

DRILLING  ACTIVITIES

As of the date of this information statement, we have not conducted any drilling activities or produced any oil or gas.

MARKETING

As of the date of this information statement, HEGI has not entered into a definitive purchase agreement with any entity for the purchase of oil and gas that may be produced from its properties.

PRODUCTION

As of the date of this information statement, HEGI has not had any material production of oil or natural gas from its wells.

RESERVES

As HEGI does not own or lease any oil and gas properties as of the date of this information statement, it does not currently own any proved reserves.

LEASEHOLDS

As of the date of this information statement, HEGI has leasehold interests in four oil and gas properties in Lavaca County, Texas, which represent a total of
943.8 gross and 157.55 net developed acres and 1, 195 gross and 149.38 net undeveloped acres. A "gross acre" is an acre in which a working interest is owned. The number of gross acres represents the sum of acres in which a working interest is owned. A "net acre" is deemed to exist when the sum of the fractional working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests in gross acres expressed in whole numbers or fractions.

EMPLOYEES

As of April 30, 2002, HEGI had three full-time employees and no part time employees. None of its employees are covered by a collective bargaining agreement, and HEGI does not anticipate that any of our employees will be covered by one in the future. If its operations continue to grow as expected, HEGI management anticipates hiring as many as five additional employees over the next 12 to 24 months.

FACILITIES

HEGI's address is 57 West South Temple, Suite 420, Salt Lake City, Utah 84101, telephone number (801) 519-8500, and fax number (801) 519-6703. Its e-mail address is hegi@hewittenergygroup.com. HEGI leases approximately 1,474 square feet of office space for an annual rental of approximately $20,484. The lease expires in September 2002. HEGI management believes that its facilities are adequate for its current and anticipated operations.

LITIGATION

As of the date of this prospectus, HEGI is not involved in any legal proceedings.

INVESTMENT  BANKING  CONSULTING  SERVICES  AGREEMENT

On February 20, 2002, HEGI entered into an investment banking consulting services agreement with Alexander & Wade, which is binding on Hewitt Energy as HEGI's successor. The following summary of the material terms of the investment banking consulting services agreement is qualified in its entirety by reference to the agreement, which is attached as an exhibit to the registration statement of which this information statement is a part.

Services to be Provided. On a non-exclusive basis, Alexander & Wade has provided, or continues to provide, as applicable, the following services under the agreement:

      - Serve as adviser to our management and our board of directors in developing the proper strategy for working with our current and prospective stockholders;

      - Design and advise on a strategic financing plan commensurate with the our financial requirements;

      - Advising our management on any financial or strategic issues that may arise;

      - Assisting Hewitt Energy in locating a public corporation with which to merge;

      - Assisting our management in reviewing, structuring, and managing the preparation of the registration statement for the public sale of our securities;

      - Assisting Hewitt Energy in finding an underwriter for the sale of the shares of our common stock registered pursuant to the registration statement;

      - Assisting Hewitt Energy in securing a trading symbol, arranging for our common stock to be quoted on the OTC Bulletin Board and applying and completing the process to have our common stock listed on the American Stock Exchange; and

      - Securing the services of at least one market maker who will actively participate in the purchase and sale of shares of our common stock on the American Stock Exchange.

Compensation payable to Alexander & Wade. As compensation for the services rendered under the investment banking consulting services agreement, we are obligated to Alexander & Wade as follows:

      - An initial fee of $10,000, which was paid by HEGI at the time the agreement was executed.

      - Beginning thirty (30) days after HEGI's merger with Med-X, a fee of $10,000 each month during the term of the agreement, $2,500 of which shall be payable in cash and the remainder of which is payable in shares of our common stock having a fair market value of $7,500, as determined by the provisions of the agreement. Fulfillment of our obligation to pay the monthly fee is secured by 1,000,000 shares of our common stock. We will deliver those shares to Alexander & Wade in trust immediately after our merger with HEGI, thereby replacing the shares of HEGI's common stock previously delivered to Alexander & Wade. Although the 1,000,000 shares to be delivered in trust are not deemed to be issued or outstanding and are not entitled to be voted for any purpose, upon our default in paying any portion of the monthly fee, Alexander & Wade is entitled to receive shares of our common stock having a fair market value equal to the amount of our default, as determined by the provisions of the agreement. Any shares transferred to Alexander & Wade as a result of a default are then deemed issued and outstanding for all purposes.

      - Reimbursement for all reasonable and necessary out-of-pocket business expenses incurred by Alexander & Wade in the course of performing its duties under the agreement.

Additional Material Terms. In addition to the terms discussed above, the investment banking and consulting services agreement also contains the following provisions:

     - During the term of the agreement, Alexander & Wade is prohibited from representing, directly or indirectly, any other entity or individual whose business is directly competitive with our business.

     - The term of the agreement is for a period of two years. However, either party is entitled to terminate the agreement by providing written notice to the other party at least 45 days prior to the desired termination date. Upon early termination of the agreement by Hewitt Energy, all compensation to which Alexander & Wade is entitled as of the termination date shall become immediately due and payable.

     - For a period of two years following the termination of the agreement, Alexander & Wade is prevented from disclosing any confidential information regarding Hewitt Energy. That obligation, however, does not apply to information that: (a) is in the public domain; (b) was in Alexander & Wade's possession before it was disclosed by Hewitt Energy; (c) is legally acquired by Alexander & Wade from a third party in the absence of any other secrecy commitment; or (d) Alexander & Wade is required to disclose by an applicable governmental agency or a court with proper jurisdiction, but only to the extent disclosure is required.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

LIQUIDITY  AND  CAPITAL  RESOURCES

Med-X remains in the development stage and has significant liquidity problems and has no meaningful capital resources or stockholder's equity. We have no current assets and no liabilities. We may not be able to satisfy our estimated cash requirements for the next twelve months which we estimate to be $25,000. In the event additional cash is required we may have to borrow funds from stockholders or other sources, or seek funds from a private placement among new investors, none of which can be assured. We have faced this situation for the past ten years and have managed to carry on and there is no reason to believe that we can not do so in the future. We will carry out our plan of business as discussed under "BUSINESS" below. We cannot predict to what extent our lack of liquidity and capital resources will impair the consummation of a business combination or whether we will incur further operating losses through any business entity which we may eventually acquire. We have had no material business operations since 1991 and no revenues since 1991. During these periods we have engaged in no significant operations other than organizational activities, acquisition of capital and registration of our securities under the Securities Exchange Act of 1934, as amended. No revenues were received by us Company during this period. We anticipate that until a business combination is completed with an acquisition candidate, we will not generate revenues and may operate at a loss after completing a business combination, depending upon the performance of the acquired business.

NEED  FOR  ADDITIONAL  CAPITAL  OR  FINANCING

In order to defray the expenses of the Spin-off and of Med-X becoming a public reporting company, estimated to be $75,000, Unicorp, its principal stockholder Equitable Assets Incorporated ("Equitable"), and Med-X entered into an agreement with Alexander & Wade, Inc. ("Alexander & Wade"), an unrelated Nevada corporation, under which Alexander & Wade agreed to pay Equitable $75,000 in consideration for Unicorp and Equitable's agreement to effect a merger of Med-X and Alexander & Wade.

We do not have capital sufficient to meet our cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934. Although Equitable Assets, our majority stockholder has committed to bear the expenses of securities compliance and the searches for suitable business combinations, there is no assurance that Equitable Assets will be able to provide the necessary resources when needed or for how long it will be able to meet that commitment. We may have to seek loans or equity placements to cover such cash needs. In the event we are able to complete a business combination during this period, lack of existing capital may be a sufficient impediment to prevent us from accomplishing the goal of completing a business combination. There is no assurance, however, that without funds we will ultimately be able to complete a business combination. Once a business combination is completed, our need for additional financing is likely to increase substantially. No commitments to provide additional funds have been made by management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow us to cover our expenses as they may be incurred. Irrespective of whether our cash assets prove to be inadequate to meet our operational needs, we might seek to compensate providers of services by issuances of stock in lieu of cash.

RESULTS  OF  OPERATIONS

Med-X has had no material business operations since 1991 and no revenues since 1991. During this period we have engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of our securities under the Securities Exchange Act of 1934, as amended. No revenues were received by us during this period.

We anticipate that until a business combination is completed with HEGI or another acquisition candidate, we will not generate revenues. We may also continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

PLAN  OF  OPERATIONS

During our current fiscal year ending December 31, 2002, we plan to complete our registration under the Securities Exchange Act of 1934, redomicile to Nevada, merge with HEGI and complete an IPO and engage in the business of oil and gas exploration and production. There is no assurance as to when or whether we will locate a suitable business acquisition candidate or complete a business acquisition transaction.

IMPACT  OF  MERGER  WITH  HEWITT  ENERGY

The following discussion contains certain forward-looking statements that are subject to business and economic risks and uncertainties, and actual results could differ materially from those forward-looking statements. The following discussion regarding our financial condition and results of operations should also be read in conjunction with our financial statements and related notes.

GENERAL

Hewitt Energy Group, Inc.("HEGI") is a start-up, exploration stage company. HEGI has not yet generated or realized any revenues from its business operations. Its auditors are expected to issue a going concern opinion, indicating that they believe there is doubt that HEGI can continue as an ongoing business for the next 12 months unless it obtains additional capital to pay its expenses. Their opinion will be based on the fact that HEGI has not generated any revenues and no revenues are anticipated unless and until HEGI acquires a property on which it discovers oil or natural gas. Accordingly, HEGI must raise cash from sources other than the sale of oil or natural gas, in order to implement its project and stay in business. HEGI's only other source for cash at this time is investments by others in the company.

In order to meet its need for cash HEGI will merge with Med-X, change its name to Hewitt Energy Group, Inc. ("Hewitt Energy") and attempt to raise money from a public offering of our securities. Whatever money Hewitt Energy does raise will be applied first towards acquisition, then to exploration, and then development, if development is warranted. If Hewitt Energy does not raise all of the money it need from an offering of its securities, it will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from its officers or others. At the present time, HEGI has not made any arrangements to raise additional cash, except for its anticipated public offering. If Hewitt Energy needs additional cash and cannot raise it Hewitt Energy will either have to suspend operations until it does raise the cash, or cease operations entirely.

RESULTS  OF  OPERATIONS

HEGI  has  generated  no  revenues  from  its  oil  and  gas  operations.

LIQUIDITY  AND  CAPITAL  RESOURCES

HEGI anticipates that the funds to be raised through a public offering will meet its planned objectives and business operations through December 31, 2003, during which it expects to purchase one or more oil and gas properties and to acquire leaseholds over several tracts of land in Utah and Oklahoma. Net proceeds from the IPO are expected to be sufficient to cover the costs associated with these activities, as well as its general overhead expenses for that period. Thereafter, HEGI hopes to rely on cash flow from operations to satisfy its ongoing cash requirements.

HEGI's revenue is currently insufficient to cover its costs and expenses. To the extent its revenue shortfall exceeds its expectations and depletes the proceeds from any public offering more rapidly than anticipated, HEGI will be required to raise additional capital from outside investors and/or bank or mezzanine lenders. As of the date of this information statement, HEGI has not entered into any discussions or negotiations in order to increase the likelihood that future financing will be available to it on acceptable terms. If such financing is not available on satisfactory terms, HEGI may be unable to continue, develop or expand its operations. Equity financing could result in additional dilution to existing stockholders.

                                    BUSINESS

OUR  HISTORY  AND  PLAN  OF  OPERATION

We are an oil and gas exploration and production company. We intend to commence oil and gas exploration and production operations by merging with HEGI and raising operating capital in an IPO.

Our company was incorporated as a closely held Texas corporation on December 21, 1987, as Med-X Systems, Inc. to engage in the business of the management and processing of insurance claims for the medical profession. Med-X was acquired by Unicorp, Inc., a publicly held Nevada corporation, on July 31, 1988. Med-X ceased active business operations and liquidated its operating assets in 1989. Since that time, Med-X has conducted no material business operations other than maintaining its corporate status through filing franchise tax returns and paying franchise taxes. On August 17, 2001, we filed a registration statement on Form 10-SB under the Exchange Act in connection with Unicorp's spin-off of Med-X to Unicorp's stockholders. The Form 10-SB registration statement for Med-X became effective on October 16, 2001, subject to clearing comments of the SEC staff.

On April 29, 2002, Unicorp, Equitable Assets Incorporated, a Belize corporation and the controlling stockholder of Unicorp, Med-X, and Alexander & Wade, Inc., a Nevada corporation, entered into an agreement related to the anticipated merger of Med-X and HEGI following Unicorp's spin-off of Med-X to Unicorp's stockholders.

As soon as our board of directors deems advisable after the merger with HEGI is completed, we plan to sell shares of our common stock to the public in an IPO. If the merger is approved, we will complete the merger before the completion of our IPO. If the merger is not approved, we will consider whether to proceed with the IPO.

PROPERTIES  AND  LEASEHOLDS

We do not own any oil and gas properties as of the date of this information statement.

MARKETING

As of the date of this information statement, we have not entered into a definitive purchase agreement with any entity for the sale of our oil and gas production.

DRILLING  ACTIVITIES

As of the date of this information statement, we have not conducted any drilling activities or produced any oil or gas.

OPERATIONAL  HAZARDS  AND  INSURANCE

Any leakage of crude oil and saltwater from the subsurface portions of any wells we acquire, drill or operate could cause degradation of fresh groundwater resources, as well as surface damage, potentially resulting in suspension of operation of the wells, fines and penalties from governmental agencies, expenditures for remediation of the affected resource, and liabilities to third parties for property damages and personal injuries. Our development, exploitation and exploration activities may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas and oil well does not ensure a profit on investment. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally profitable.

Our business involves a variety of operating risks which may adversely affect our profitability, including:

     -    Fires;

     -    Explosions;

     -    Blow-outs and surface cratering;

     -    Uncontrollable flows of oil, natural gas, and formation water;

     - Natural disasters, such as hurricanes and other adverse weather conditions;

     -    Pipe,  cement,  or  pipeline  failures;

     -    Casing  collapses;

     -    Embedded  oil  field  drilling  and  service  tools;

     -    Abnormally  pressured  formations;  and

     - Environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

If we experience any of these problems, it could affect well bores, gathering systems and processing facilities, which could adversely impact our ability to conduct operations. We could also incur substantial losses as a result of:

     -    Injury  or  loss  of  life;

     - Severe damage to and destruction of property, natural resources and equipment;

     -    Pollution  and  other  environmental  damage;

     -    Clean-up  responsibilities;

     -    Regulatory  investigation  and  penalties;

     -    Suspension  of  our  operations;  and

     -    Repairs  to  resume  operations.

In accordance with industry practice, we will seek insurance that protects us against some, but not all, operational risks, but we will not carry business interruption insurance at levels that would provide enough funds for us to continue operating without access to additional funds. For some risks, we may not obtain insurance, if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution, and environmental risks generally are not fully insurable. Therefore, our insurance may be inadequate to cover any losses or exposure for liability. If a significant accident or other event occurs and is not fully covered by insurance, it could adversely affect our operations and financial condition.

RESERVES

As we do not own or lease any oil and gas properties as of the date of this information statement, we do not currently own any proved reserves. Our business strategy requires us to develop reserves through acquisitions of proved natural gas and oil properties, further development of our existing properties, and exploration activities. Properties may not be available for acquisition in the future on terms we find attractive. A substantial decrease in the availability of proved natural gas and oil properties in our areas of operation, or a substantial increase in their cost, would adversely influence our ability to develop and continuously replace our reserves as they are depleted. In addition, our exploration and development activities may not be successful. If we fail to develop and continuously replace our reserves, our level of production and cash flows will be unfavorably affected.

We expect to acquire undeveloped oil and gas properties that will require substantial costs to acquire, explore, and develop. We predict that these costs, together with general and administrative expenses, will be in excess of funds available from revenues from properties which may be owned by us from time to time. It is anticipated that the source of funds to carry out acquisitions, exploration, and development will come from a combination of our production revenues, sales of our securities, and cash from other transactions in which we might engage. At present, we have not made any financial arrangements.

We will periodically review the carrying value of our natural gas and oil properties that we may acquire under the full cost accounting rules of the SEC. Under these rules, capitalized costs of proved natural gas and oil properties may not exceed the present value of estimated future net revenues from proved reserves, discounted at an annual rate of 10 percent. Application of this "ceiling" test requires pricing future revenue at the unescalated prices in effect as of the end of each fiscal quarter and requires a write-down for accounting purposes if the ceiling is exceeded, even if prices were depressed for only a short period of time. In the future, we may be required to write down the carrying value of our natural gas and oil properties when natural gas and oil prices are depressed or unusually volatile, which would result in a charge against our earnings. Once incurred, a write-down of the carrying value of our natural gas and oil properties is not reversible at a later date.

FINANCING  OF  DRILLING  ACTIVITIES

Shortages or an increase in the costs of drilling rigs, equipment, supplies, or personnel could delay or adversely influence our operations, which could have a material unfavorable consequence on our business, financial condition, and results of operations. Recently, drilling activity in many geographic areas has improved, causing increases in associated costs, including those related to drilling rigs, equipment, supplies, and personnel and the services and products of other vendors to the industry. We do not have any contracts with providers of drilling rigs, and accordingly, we may find that drilling rigs will not be readily available when we need them.

VOLATILITY  OF  OIL  AND  GAS  PRICES

As an independent oil and gas producer, our revenue, profitability and future rate of growth are substantially dependent upon the prevailing prices of, and demand for, natural gas, oil, and condensate. Our realized profits impinge on the amount of cash flow available for capital expenditures. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms is also substantially dependent upon oil and gas prices. From time to time, oil and gas prices have been depressed. However, prices for oil and gas have recently increased materially, but could fall back to lower levels at any time. It is impossible to predict future oil and natural gas price movements with any certainty. Any continued and extended decline in the price of oil or gas could have a material negative consequence on our financial position, cash flows, and results of operations and may reduce the amount of our oil and natural gas that can be produced economically.

Prices for oil and natural gas are subject to wide fluctuation in response to relatively minor changes in the supply of, and demand for, oil and gas, market uncertainty and a variety of additional factors that are beyond our control. Among the factors that can cause volatility in oil and gas prices are:

     - Worldwide or regional demand for energy, which is shaped by economic conditions;

     -    The  domestic  and  foreign  supply  of  natural  gas  and  oil;

     -    Weather  conditions;

     -    Domestic  and  foreign  governmental  regulations;

     -    Political  conditions  in  natural  gas  and  oil  producing  regions;

     - The ability of members of the Organization of Petroleum Exporting Countries to agree upon and maintain oil prices and production levels; and

     -    The  price  and  availability  of  alternative  fuels.

COMPETITION

Competition in the oil and gas industry is intense. We expect to compete with major and other independent oil and gas companies with respect to the acquisition of producing properties and proved undeveloped acreage. Our competitors actively bid for desirable oil and gas properties, as well as for the equipment and labor required to operate and develop the properties. Many of our competitors, however, have financial resources and exploration and development budgets that are substantially greater than ours and may be able to absorb the burden of any changes in federal, state, and local laws and regulations more easily than we can, which would adversely influence our competitive position. These competitors may be able to pay more for natural gas and oil properties and may be able to define, evaluate, bid for and purchase a greater number of properties than we can. Our ability to acquire properties and develop new and existing properties in the future will depend on our capability to conduct operations, to evaluate and select suitable properties, and to consummate transactions in this highly competitive environment.

REGULATION

Our business and the oil and gas industry in general are subject to extensive laws and regulations, including environmental laws and regulations. Consequently, we may be required to make large expenditures to comply with governmental policy. State and federal regulations, including those enforced by the primary regulators of the oil and gas industry in the states in which we may operate are generally intended to prevent waste of oil and gas, protect rights to produce oil and gas between owners in a common reservoir, and control contamination of the environment. Matters subject to federal regulation and regulation in these states may include:

     -    Location  and  density  of  wells;

     - Handling of drilling fluids and obtaining discharge permits for drilling operations;

     - Accounting for and payment of royalties on production from state, federal and Indian lands;

     - Bonds for ownership, development and production of natural gas and oil properties;

     -    Transportation  of  natural  gas  and  oil  by  pipelines;

     -    Operation  of  wells  and  reports  concerning  operations;  and

     -    Taxation.

Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs, and other environmental damages. Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil, and criminal penalties. Moreover, these laws and regulations could change in ways that substantially increase our costs. Accordingly, any of these liabilities, penalties, suspensions, terminations, or regulatory changes could materially and negatively influence our financial condition and results of operations.

The availability of a ready market for oil and gas production depends on several factors beyond our control. These factors include regulation of oil and gas production, federal and state regulations governing environmental quality and pollution control, the amount of oil and gas available for sale, the availability of adequate pipeline and other transportation and processing facilities, and the marketing of competitive fuels.

Pipelines are subject to the jurisdiction of various federal, state and local agencies. We will attempt take all necessary steps to comply with applicable regulations in order to be in substantial compliance, although we cannot be certain that we will always be successful. The following discussion of the regulation of the United States natural gas industry is not intended to constitute a complete discussion of the various statutes, rules, regulations and environmental orders to which our operations may be subject, but is intended to give a brief overview of the variety of laws which may have an effect on our operations.

     Regulation of Natural Gas Exploration and Production. Our natural gas operations will be subject to various types of regulation at the federal, state, and local levels. Prior to commencing drilling activities for a well, we will be required to obtain permits and/or approvals for the various stages of the drilling process from the applicable state and local agencies in the state in which the area to be drilled is located. Permits and approvals include those for the drilling of wells. Regulations include maintaining bonding requirements pertaining to the drilling or operation of wells, the location of wells, the method of drilling and casing wells, the surface use and restoration of properties on which wells are drilled, the plugging and abandoning of wells, and the disposal of fluids used in connection with operations.

     Our operations will also be subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units, proration units, the density of wells which may be drilled, and the unitization or pooling of natural gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely primarily or exclusively on voluntary pooling of lands and leases. In areas where pooling is voluntary, it may be more difficult to form units, and therefore, more difficult to develop a project if the operator owns less than 100 percent of the leasehold.

     In addition, some states have conservation laws that establish maximum rates of production from natural gas reservoirs and impose some requirements regarding the ratability of production. The effect of these regulations may limit the amount of natural gas we can produce from our wells and may limit the number of wells or the locations at which we can drill. The regulatory burden on the natural gas industry increases our cost of doing business and, consequently, will have an effect on our profitability. Inasmuch as laws and regulations are frequently expanded, amended, and reinterpreted, we are unable to predict the future cost or impact of complying with regulations.

     Regulation of Sales and Transportation of Natural Gas. Historically, the transportation and resale of natural gas in interstate commerce have been regulated by the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978, and the regulations promulgated by the Federal Energy Regulatory Commission. Maximum selling prices of some categories of natural gas sold in "first sales," whether sold in interstate or intrastate commerce, were regulated under the NGPA. The Natural Gas Well Head Decontrol Act removed, as of January 1, 1993, all remaining federal price controls from natural gas sold in "first sales" on or after that date. FERC's jurisdiction over natural gas transportation was unaffected by the Decontrol Act. While sales by producers of natural gas and all sales of crude oil, condensate and natural gas liquids can currently be made at market prices, Congress could reenact price controls in the future.

     Our sales of natural gas will be influenced by the availability, terms and cost of transportation. The price and terms for access to pipeline transportation are subject to extensive regulation. In recent years, FERC has undertaken various initiatives to increase competition within the natural gas industry. As a result of initiatives like FERC Order No. 636, issued in April 1992, the interstate natural gas transportation and marketing system has been substantially restructured to remove various barriers and practices that historically limited non-pipeline natural gas sellers, including producers, from effectively competing with interstate pipelines for sales to local distribution companies and large industrial and commercial customers. The most significant provisions of Order No. 636 require that interstate pipelines provide transportation separate or "unbundled" from their sales service, and require that pipelines make available firm and interruptible transportation service on an open access basis that is equal for all natural gas suppliers.

     In many instances, the result of Order No. 636 and related initiatives has been to substantially reduce or eliminate the interstate pipelines' traditional role as wholesalers of natural gas in favor of providing only storage and transportation services. Another effect of regulatory restructuring is the greater transportation access available on interstate pipelines. In some cases, producers and marketers have benefitted from this availability. However, competition among suppliers has greatly increased and traditional long-term producer pipeline contracts are rare. Furthermore, gathering facilities of interstate pipelines are no longer regulated by FERC, thus allowing gatherers to change higher gathering rates.

     Additional proposals and proceedings that might involve the natural gas industry are nearly always pending before Congress, FERC, state commissions and the courts. The natural gas industry historically has been very heavily regulated; therefore, we cannot be certain that the less stringent regulatory approach recently pursued by FERC and Congress will continue. We cannot determine to what extent our future operations and earnings will be impacted by new legislation, new regulations, or changes in existing regulations, at the federal, state or local levels.

Environmental Regulations. Our anticipated operations will be subject to additional laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Public interest in the protection of the environment has increased dramatically in recent years. The trend of more expansive and stricter environmental legislation and regulations could continue. To the extent laws are enacted or other governmental action is taken that restrict drilling or impose environmental protection requirements that result in increased costs to the natural gas industry in general, our business and prospects could be adversely influenced.

We will generate wastes that may be subject to the Federal Resource Conservation and Recovery Act ("RCRA") and comparable state statutes. The U.S. Environmental Protection Agency and various state agencies have limited the approved methods of disposal for some hazardous wastes. Furthermore, some wastes that may be generated by our operations which are currently exempt from treatment as "hazardous wastes" may in the future be designated as "hazardous wastes," and therefore be subject to more rigorous and costly operating and disposal requirements.

We expect to own or lease properties that for many years have been used for the exploration and production of oil and natural gas. Although we expect to utilized good operating and waste disposal practices, prior owners and operators of these properties may not have utilized similar practices, and hydrocarbons or other wastes may have been disposed of or released on or under the properties to be owned or leased by us or on or under locations where wastes have been taken for disposal. These properties and the wastes disposed on the properties may be subject to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), RCRA and analogous state laws as well as state laws governing the management of oil and natural gas wastes. Under those laws, we could be required to remove or remediate previously disposed wastes, including waste disposed of or released by prior owners or operators, or property contamination, including groundwater contamination, or to perform remedial plugging operations to prevent future contamination.

CERCLA and similar state laws impose liability, without regard to fault or the legality of the original conduct, on some classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed of or arranged for the disposal of the hazardous substances found at the site. Persons who are or were responsible for release of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources. It is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

Our anticipated operations may be subject to the Clean Air Act and comparable state and local requirements. Amendments to the CAA were adopted in 1990, and contain provisions that may result in the gradual imposition of pollution control requirements with respect to air emissions from our operations. The EPA and the states have been developing regulations to implement these requirements. We may be required to incur capital expenditures in the next several years for air pollution control equipment in connection with maintaining or obtaining operating permits and approvals addressing other air emission related issues.

The success of our business will require that we keep up with technological advancements in the oil and gas industry

If we are unable implement new technologies we will be unable to compete and our business will fail. The oil and gas industry is characterized by rapid and significant technological advances. If our competitors use or develop new technologies that we do not have, we will be forced, at significant cost to our company, to implement the same new technologies or suffer a competitive disadvantage. We cannot guarantee that we will be able to respond to these competitive pressures or that we will able to implement new technologies on a timely basis or at an acceptable cost to our business. If we are unable to implement and utilize the most advanced commercially available technology in a cost efficient manner, our business will fail.

ADMINISTRATIVE  OFFICES

We currently maintain a mailing address at 1907 Tarpley Ct., Katy, Texas 77493, which is the residence of our president. We pay no rent or other fees for the use of this mailing address. We do not believe that we will need to maintain an office at any time in the foreseeable future in order to carry out our plan of operations described herein. Our telephone number is (281) 347-1221. Other than this mailing address, we do not currently maintain any other office facilities, and do not anticipate the need for maintaining office facilities at any time in the foreseeable future.

EMPLOYEES

We are in the development stage and currently have no employees. Our management expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as we are seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

                                   MANAGEMENT

The directors and executive officers currently serving the Company are as follows:

NAME            AGE  POSITION                            POSITION HELD SINCE
--------------  ---  ----------------------------------  -------------------
Louis G.  Mehr   69  President, Director                 March, 2000
John Marrou      61  Secretary, Chief Financial Officer  March, 2000

The director named above will serve until the next annual meeting of our stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

The directors and officers will devote their time to our affairs on an "as needed" basis, which, depending on the circumstances, could amount to as little as two hours per month, or more than forty hours per month, but more than likely will fall within the range of five to ten hours per month.

Biographical  Information

LOUIS MEHR, President and sole director, received his L.L.B. from the South Texas College of Law in 1962. Mr. Mehr has been retired from the practice of law for over five years and is not currently licensed to practice law. In addition to serving as the sole director and executive officer of Unicorp, Mr. Mehr is also currently president and sole director of Marcap International, Inc.(formerly Martex Trading Co., Inc.); Med-X Systems, Inc.; The Laissez-Faire Group, Inc.; and AZ Capital, Inc. Marcap, Med-X, and Laissez-Faire are currently 100% owned subsidiaries of Unicorp and Unicorp owns approximately 8.7% of the outstanding stock of AZ Capital, all of which are "blank check" or "shell" companies whose current business plan is seeking to identify and complete a merger or acquisition with a private entity whose business presents an opportunity for its shareholders. Mr. Mehr also serves as president and a director of Texas Arizona Mining Company; Equitable Assets Incorporated; and LGM Capital, Inc., all private companies. None of the above companies is currently engaged in the active conduct of business operations.

JOHN MARROU, Secretary and Chief Financial Officer. Mr. Marrou has been involved in the practice of accounting for the past thirty years, and for the past five years has been a self-employed accountant serving small businesses and individuals. He works on a professional fee contract basis and his practice includes issuing opinions on financial statements as a CPA to installing computerized systems , maintaining computerized business records, preparing individual and business tax returns, representation of clients before the Internal Revenue Service, and advising with respect to periodic filing requirements under the Exchange Act of 1934.

Our officers and directors may establish additional blind pool or blank check companies in the future. These blank check companies will be in competition with us for prospective companies to acquire.

Upon our merger with HEGI, our officers and directors will resign, and the former officers and directors of HEGI will become the officers and directors of Hewitt Energy.

OTHER  BLIND  POOL  ACTIVITIES

Each of our executive officers, directors, and principal stockholders is also an officer, director and/or principal stockholder of other blind pool or blank check companies, specifically the Unicorp Subsidiaries. The Unicorp Subsidiaries will be in competition with each other for prospective companies to acquire. See "Conflicts of Interest" below.

Our officers and sole director may also establish additional blind pool or blank check companies in the future.

CONFLICTS  OF  INTEREST

None of our officers will devote more than a portion of his or her time to the affairs of Med-X. There will be occasions when the time requirements of Med-X's business conflict with the demands of the officers' other business and investment activities. Such conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to us.

Although Med-X will, in effect, be in direct competition with the Unicorp Subsidiaries for acquisition of available business opportunities, the potential that such competition will create a conflict of interest for our officers and directors is minimized by the fact that each of the entities currently has substantially the same stockholders, and are expected to continue to have the same stockholders until a business acquisition has been completed.

As a way of further minimizing any potential conflict of interest in the process of acquisition of available business opportunities, it is the stated policy of the persons who are officers and directors of Med-X, to present the opportunity to the available blind pool or blank check company that has had its securities registered pursuant to Section 12(g) of the 1934 Act for the longest period of time. In the event that none of the pools is more mature than the others, the officers and directors will arbitrarily assign the particular business opportunity to one of the pool companies.

Our officers, sole director and principal stockholders may actively negotiate for the purchase of a portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium may be paid by the purchaser in conjunction with any sale of shares by our officers, directors and principal stockholders made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to members of our management to acquire their shares creates a conflict of interest for them and may compromise their state law fiduciary duties to Med-X's other stockholders. In making any such sale, members of our management may consider their own personal pecuniary benefit rather than the best interests of Med-X and Med-X's other stockholders, and the other stockholders are not expected to be afforded the opportunity to approve or consent to any particular buy-out transaction involving shares held by members of our management.

EXECUTIVE  COMPENSATION

No current officer or director has received any remuneration or compensation from Med-X. It is not anticipated that any officer or director will receive additional compensation from Med-X other than reimbursement for out-of-pocket expenses incurred on its behalf. See "Certain Relationships and Related Transactions." We have no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

We may employ a spouse of an officer or director, or an employee of a company owned by an officer or director, to perform administrative or secretarial services required by us. Such individuals would be paid standard, "going rate" hourly compensation for services rendered.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this Registration Statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of our outstanding common stock. Also included are the shares held by all executive officers and directors as a group.

                                               SHARES BENEFICIALLY OWNED AFTER
                                                          SPIN-OFF
Beneficial Owner                               Number                  Percent
------------------------------               ----------                --------
Equitable Assets Incorporated                474,589(1)                  79.6%
35 Barracks Road
3rd Floor
Belize City, Belize C.A.

Louis G.  Mehr (3)                           474,589(2)                  79.6%
1907 Tarpley Ct.
Katy, Texas 77493

All officers and directors                   474,589(2)                  79.6%
  as a group (2 persons)(3)

     (1) Unicorp, Inc. is our parent and holds 100% of our outstanding common stock.
     (2) Includes 474,589 shares held of record by Unicorp. Equitable Assets Incorporated("Equitable"), a Belize corporation, is the holder of record of 79.6% of the outstanding shares of Unicorp.
     (3) Includes 474,589 shares held of record by Equitable. Equitable was one hundred percent (100%) owned by the First Madison Trust("FMT"), a Belize personal trust. The settlor and beneficiary of the trust was John Avilez, a Belize citizen, who is now deceased. Mr. Avilez died on April 4, 2000. It is assumed that Mr. Avilez's estate succeeded as beneficiary of FMT. Mr. Avilez was a lawyer in Belize. As of March, 2002, Louis G. Mehr, our president, acquired control of Equitable. Mr. Mehr also serves as president of Unicorp and Equitable.
     (4)  The  person  listed  is  an  officer,  a  director, or both, of Med-X.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our officers, directors, promoters, or affiliates has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by Med-X through security holdings, contracts, options, or otherwise.

Med-X has adopted a policy under which any consulting or finder's fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock rather than in cash. Any such issuance of stock would be made on an ad hoc basis. Accordingly, we are unable to predict whether, or in what amount, such a stock issuance might be made.

It is not currently anticipated that any salary, consulting fee, or finder's fee shall be paid to any of our directors or executive officers, or to any other affiliate of Med-X except as described under "Executive Compensation" above.

We do not maintain an office, but they do maintain a mailing address at the office of our counsel, for which we pay no rent, and for which we do not anticipate paying rent in the future. It is likely that we will not establish an office until we have completed a business acquisition transaction, but it is not possible to predict what arrangements will actually be made with respect to future office facilities.

Although management has no current plans to cause Med-X to do so, it is possible that we may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the common stock held by our current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to our current stockholders, or requiring the future employment of specified officers and payment of salaries to them. It is more likely than not that any sale of securities by our current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders. Any payment to current stockholders in the context of an acquisition involving Med-X would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

                            DESCRIPTION OF SECURITIES

The following is a description of the terms of our articles of incorporation and bylaws as each will be in effect following our redomiciling to Nevada and merger with HEGI. The following summary of the material matters relating to our common stock and preferred stock is qualified in its entirety by reference to our articles of incorporation and bylaws, which are attached as exhibits to the registration statement of which this information statement is a part

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share

     Common Stock. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

     As of the date of this information statement we had 596,469 shares of common stock outstanding. After the merger with HEGI we expect to have approximately 7,952, 920 shares of common stock outstanding, 7.5% held by Med-X shareholders and 82.5% held by HEGI shareholders or their assigns.

     Preferred Stock. Our board of directors has the authority, without further action by our stockholders, to provide for the issuance of shares of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on such rights. The preferences, powers, rights and restrictions of different series of our preferred stock may vary with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters. The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock. Likewise, any such issuance may have the effect of delaying, deferring or preventing a change in control of Hewitt Energy.

     As of the date of this information statement we have no shares of preferred common stock designated, issued or outstanding.

CERTAIN  PROVISIONS  OF  OUR  ARTICLES  OF  INCORPORATION  AND  BYLAWS

     General. A number of provisions of our articles of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders. Some of these provisions, as well as the ability of our board of directors to issue shares of our preferred stock and to set the voting rights, preferences, and other terms of our preferred stock, may be deemed to have an anti-takeover effect and discourage takeover attempts not first approved by our board of directors, including takeover attempts which some stockholders may deem to be in their best interests. To the extent takeover attempts are discouraged, temporary fluctuations in the market price of our common stock, which may result from actual or rumored takeover attempts, may be inhibited.

     Other provisions of our articles of incorporation and bylaws, together with the ability of our board of directors to issue preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, even if the removal or assumption would be beneficial to our stockholders. Those provisions could discourage a merger, tender offer, or proxy contest, even if such action could be favorable to the interests of our stockholders, and could potentially depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect the interests of Hewitt Energy and all of our stockholders.

     Board of Directors. The business and affairs of Hewitt Energy are managed under the direction of our board of directors, which currently consists of three members. The number of members on our board of directors is fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting our board of directors.

     Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director's successor shall have been elected and qualified or until his earlier death, resignation, or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Our board of directors may not have fewer than one member.

     Our board of directors is divided into three classes, Class A, Class B and Class C. The classes are as nearly equal in number of directors as possible. Each director serves for a term expiring at the third annual meeting following the annual meeting at which the director was elected, and until his successor is elected and qualified or until his earlier death, resignation or removal; provided, however, that the directors first elected to Class A shall serve for an initial term expiring at the annual meeting following the end of our 2003 fiscal year, the directors first elected to Class B shall serve for an initial term expiring at the second annual meeting next following the end of our 2003 fiscal year, and the directors first elected to Class C shall serve for an initial term expiring at the third annual meeting next following the end of our 2003 fiscal year. The persons named as directors in this prospectus are all Class C directors.

     Whenever the holders of any class or series of our capital stock are entitled to elect one or more directors under any resolution or resolutions of our board of directors designating a series of our preferred stock, vacancies and newly created directorships of a class or series may be filled by a majority of the directors then in office elected by the applicable class or series, by a sole remaining director so elected, or by the unanimous written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

     Any director may be removed from office only by the affirmative vote of the holders of two-thirds or more of the combined voting power of our then outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

     Meetings of Stockholders. Our articles of incorporation provide that a special meeting of our stockholders may only be called by:

     -    Our  president;

     - The holders of at least 10 percent of the outstanding shares of our capital stock entitled to vote at the proposed special meeting; or

     -    Our  board  of  directors  pursuant  to  a  duly  adopted  resolution.

     Special stockholder meetings may not be called by any other person or in any other manner. Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting. Our articles of incorporation do not permit actions our stockholders to take an action by written consent unless the action to be taken and the taking of that action by written consent have been approved in advance by our board of directors.

     Our next annual meeting of our stockholders will be held in 2003, on a date and at a place and time designated by our board of directors.

Amendment of Bylaws. Pursuant to our articles of incorporation, our bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.

TRANSFER  AGENT

Our Transfer Agent is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107, (801) 266-7151, fax (801) 262-0907.

REPORTS  TO  SHAREHOLDERS

We plan to furnish its stockholders with an annual report for each fiscal year ending December 31 containing financial statements audited by its independent certified public accountants. In the event we enter into a business combination with another company, it is the present intention of management to continue furnishing annual reports to stockholders. Additionally, Med-X may, in its sole discretion, issue unaudited quarterly or other interim reports to its stockholders when it deems appropriate. Med-X intends to comply with the periodic reporting requirements of the Securities Exchange Act of 1934.

                                 DIVIDEND POLICY

It is the current policy of our Board of Directors to retain any earnings for use in business operations. Consequently, we do not expect to pay cash dividends in the future.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Limitation of Liability. Our articles of incorporation provide that any director or officer shall not be personally liable to Hewitt Energy or its stockholders for damages as a result of any act or failure to act in his capacity as a director or officer, unless (a) it is proven that his act or failure to act constituted a breach of his fiduciary duties and involved intentional misconduct, fraud, or a knowing violation of law, or (b) such person is a director liable under Section 78.300 of the NRS for the payment of an improper distribution by Hewitt Energy to its stockholders.

     Indemnification. Our articles of incorporation provide that Hewitt Energy shall indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by Hewitt Energy or in its right, by reason of the fact that he is or was a director, officer, employee, or agent of Hewitt Energy, or is or was serving at Hewitt Energy's request as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if:

     - The liability did not result from any act or failure to act which constituted a breach of such person's fiduciary duties in his capacity as a director or officer, and involved intentional misconduct, fraud, or a knowing violation of law; or

     - Such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, Hewitt Energy's best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

     Further, our articles of incorporation permit Hewitt Energy to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by Hewitt Energy or in its right, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Hewitt Energy, or is or was serving at Hewitt Energy's request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with defense or settlement of the action or suit, if:

     - The liability did not result from any act or failure to act which constituted a breach of such person's fiduciary duties in his capacity as a director or officer, and involved intentional misconduct, fraud or a knowing violation of law; or

     - Such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, Hewitt Energy's best interests.

     However, Hewitt Energy is prohibited from indemnifying any person with respect to any action, suit, or proceeding by a court of competent jurisdiction, if he has been finally adjudged to be liable to Hewitt Energy, unless, and only to the extent that, the court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case.

     Our bylaws contain similar indemnification and limitation of liability provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Hewitt Energy under the indemnification provisions, or otherwise, Hewitt Energy is aware that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a Form 10-SB Registration Statement with the Securities and Exchange Commission, 450 Fifth Street, N.W. Washington D.C. 20549. This Information Statement does not contain all of the information set forth in the registration statement, exhibits, and schedules thereto. For further information with respect to Med-X, reference is made to the registration statement, exhibits and schedules, copies of which may be obtained from the Commission's principals officers principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10, upon payment of the fees prescribed by the Commission. The registration statement, including exhibits and schedules, are also available on the SEC's website at www.sec.gov.

We are subject to the information requirements of the Exchange Act, and in accordance therewith file reports, proxy statements, and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may also be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission or obtained on the Commission's website at HTTP://WWW.SEC.GOV. We intend to furnish our stockholders with annual reports containing consolidated financial statements (beginning with fiscal year 2003) audited by our independent accountants.

                               MED-X SYSTEMS, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                                   __________



                               FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
                FOR THE YEAR ENDED DECEMBER 31, 2001, AND FOR THE
        PERIOD FROM INCEPTION OF THE DEVELOPMENT STAGE, JANUARY 1, 1999,
                              TO DECEMBER 31, 2001

                               MED-X SYSTEMS, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                TABLE OF CONTENTS
                                   __________



                                                                     PAGE(S)
                                                                     -------

Report of Independent Accountants                                       1

Balance Sheet as of December 31, 2001                                   2

Statements of Operations for the years ended
  December 31, 2001 and 2000, and for the period
  from inception of the development stage,
  January 1, 1999, to December 31, 2001                                 3

Statements of Stockholder's Equity for the years
  ended December 31, 2001 and 2000, and for the
  period from inception of the development stage,
  January 1, 1999, to December 31, 2001                                 4

Statements of Cash Flows for the years ended
  December 31, 2001 and 2000, and for the period
  from inception of the development stage,
  January 1, 1999, to December 31, 2001                                 5

Notes to Financial Statements                                          6-8

                        REPORT OF INDEPENDENT ACCOUNTANTS



Board of Directors and Stockholder
Med-X  Systems,  Inc.


We have audited the accompanying balance sheet of Med-X Systems, Inc. (a corporation in the development stage) as of December 31, 2001 and the related statements of operations, stockholder's equity and cash flows for the two years in the period then ended and for the period from inception of the development stage, January 1, 1999, to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Med-X Systems, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the two years in the period then ended and for the period from inception of the development stage, January 1, 1999, to December 31, 2001, in conformity with generally accepted accounting principles.


                                      /s/  Ham, Langston & Brezina, L.L.P.


Houston, Texas
March 29, 2002

                               MED-X SYSTEMS, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                                  BALANCE SHEET
                                DECEMBER 31, 2001
                                   __________


     ASSETS
     ------
Current assets                                     $     -
                                                   --------

    Total assets                                   $     -


LIABILITIES AND STOCKHOLDER'S EQUITY
------------------------------------

Current liabilities                                $     -
                                                   --------

    Total liabilities                                    -
                                                   --------

Commitments and contingencies

Stockholder's equity:
  Preferred stock:  no par value; 50,000,000
    shares authorized                                    -
  Common stock:  no par value; 200,000,000
    shares authorized; 596,469 shares issued and
    outstanding                                      1,000
  Losses accumulated during the development stage   (1,000)
                                                   --------

    Total stockholder's equity                           -
                                                   --------

      Total liabilities and stockholder's
        equity                                     $     -
                                                   ========



   The accompanying notes are an integral part of these financial statements.
                                       -2-

                                 MED-X SYSTEMS, INC.
                      (A CORPORATION IN THE DEVELOPMENT STAGE)
                               STATEMENTS OF OPERATIONS

                                     __________


                                                                             INCEPTION,
                                                                             JANUARY 1,
                                                  YEAR ENDED DECEMBER 31,    1999,  TO
                                               ---------------------------  DECEMBER 31,
                                                   2001           2000          2001
                                               -------------  ------------  ------------

General and administrative expense             $           -  $          -  $     1,000
                                               -------------  ------------  ------------

Net loss                                       $           -  $          -  $    (1,000)
                                               =============  ============  ============

Basic and dilutive net loss per common share   $        0.00  $       0.00
                                               =============  ============

Weighted average common shares outstanding
  (basic and dilutive)                               596,469       596,469
                                               =============  ============



   The accompanying notes are an integral part of these financial statements.
                                       -3-

                               MED-X SYSTEMS, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                        STATEMENTS OF STOCKHOLDER'S EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000, AND FOR
               THE PERIOD FROM INCEPTION OF THE DEVELOPMENT STAGE,
                      JANUARY 1, 1999, TO DECEMBER 31, 2001
                                   __________


                                                            LOSSES
                                                          ACCUMULATED
                                                          DURING  THE
                                        COMMON  STOCK     DEVELOPMENT
                                       SHARES   AMOUNT       STAGE       TOTAL
                                       -------  -------  -------------  --------
Balance at inception, January 1, 1999        -  $     -  $          -   $     -

Organizational services performed by
  the Parent considered effective
  January 1, 1999                      596,469    1,000             -     1,000

Net loss                                     -        -        (1,000)   (1,000)
                                       -------  -------  -------------  --------

Balance at December 31, 1999           596,469    1,000        (1,000)        -

Net loss                                     -        -             -         -
                                       -------  -------  -------------  --------

Balance at December 31, 2000           596,469    1,000        (1,000)        -

Net loss                                     -        -             -         -
                                       -------  -------  -------------  --------

Balance at December 31, 2001           596,469  $ 1,000  $     (1,000)  $     -
                                       =======  =======  =============  ========



   The accompanying notes are an integral part of these financial statements.
                                       -4-

                                      MED-X SYSTEMS, INC.
                           (A CORPORATION IN THE DEVELOPMENT STAGE)
                                   STATEMENTS OF CASH FLOWS
                                          __________


                                                                                  INCEPTION,
                                                                                  JANUARY 1,
                                                      YEAR ENDED DECEMBER 31,      1999, TO
                                                   ---------------------------   DECEMBER 31,
                                                       2001           2000           2001
                                                   -------------  ------------  --------------
Cash flows from operating activities:
  Net loss                                         $           -  $          -  $      (1,000)
  Adjustment to reconcile net loss to net cash
    used in operating activities:
    Common stock issued for services                           -             -          1,000
                                                   -------------  ------------  --------------

        Net cash provided by operating activities
          and net increase in cash and cash
          equivalents                                          -             -              -

Cash and cash equivalents, beginning of year                   -             -              -
                                                   -------------  ------------  --------------

Cash and cash equivalents, end of year             $           -  $          -  $           -
                                                   =============  ============  ==============



   The accompanying notes are an integral part of these financial statements.
                                       -5-

                               MED-X SYSTEMS, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                          NOTES TO FINANCIAL STATEMENTS
                                   __________

1.   DESCRIPTION  OF  BUSINESS
     -------------------------

     Med-X Systems, Inc. was incorporated in the State of Texas on December 21, 1987 to engage in the business of the management and processing of insurance claims for the medical profession. UNICORP acquired 100% of the outstanding capital stock of Med-X on July 31, 1988. The Company ceased active business operations, liquidated its operating assets in 1989 and had no material business operations since that time. The Company is now considered a development stage enterprise because it has not yet commenced new commercial operations and because its current efforts are focused almost entirely on corporate structure and capital raising activities.

     The date of inception of the development stage of the Company for purposes of financial reporting is considered to be January 1, 1999, because on or about that date management began planning future activities for the dormant Company. Accordingly, in accordance with Statement of Financial Accounting Standards #1, Accounting and Reporting by Development Stage Enterprises,
                     ----------------------------------------------------------
     the accompanying financial statements include cumulative amounts from January 1, 1999, the inception of the development stage.


2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     ----------------------------------------------

     CASH  AND  CASH  EQUIVALENTS
     ----------------------------

     Cash and cash equivalents include all cash balances and any highly liquid short-term investments with an original maturity of three months or less.

     INCOME  TAXES
     -------------

     The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. This method also requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     NET  LOSS  PER  COMMON  SHARE
     -----------------------------

     Basic and dilutive net loss per common share for the years ended December 31, 2001 and 2000 have been computed by dividing net loss by the weighted average number of shares of common stock outstanding during these periods.

     ESTIMATES
     ---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                    Continued
                                       -6-

                               MED-X SYSTEMS, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   __________

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED
     ----------------------------------------------------------

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
     ---------------------------------------

     The Company includes fair value information in the notes to the financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

     COMPREHENSIVE  INCOME
     ---------------------

     The Company has adopted Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income". Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income and net income are identical.

     RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS
     --------------------------------------------

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires all business combinations initiated after June 30, 2001 be accounted for using the purchase method. In addition, companies are required to review goodwill and intangible assets reported in connection with prior acquisitions, possibly disagregate and report separately previously identified intangible assets, and in certain cases reclassify certain intangible assets into goodwill. SFAS No. 142 eliminates the amortization of goodwill and requires that goodwill be reviewed annually for impairment. SFAS No. 142 also requires that the useful lives of previously recognized intangible assets be reassessed and the remaining amortization periods be adjusted accordingly. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and affects all goodwill and other intangible assets recorded on the Company's balance sheet at that date, regardless of when the assets were initially recorded. The implementation of SFAS No. 141 and SFAS No. 142 is not expected to have any impact on the Company's results of operations or financial position.

     In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for fiscal years beginning after June 15, 2002. The implementation of SFAS No. 143 is not expected to have any impact on the Company's results of operations or financial position.

     In July 2001, the FASB issued SFAS No. 144, "Impairment or Disposal of Long-Lived Assets", which is effective for fiscal years beginning after December 15, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets. The implementation of SFAS No. 144 is not expected to have any impact on the Company's results of operations or financial position.


                                    Continued
                                       -7-

                               MED-X SYSTEMS, INC.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                                   __________

3.   INCOME  TAXES
     -------------

     The tax effects of temporary differences that give rise to deferred tax assets at December 31, 2001 are as follows:

       Net operating loss carryforward             $     150
                                                   ----------

         Total gross deferred tax assets                 150

       Less valuation allowance                         (150)
                                                   ----------

       Net deferred tax assets                     $       -
                                                   ==========


4.   STOCKHOLDERS'  EQUITY
     ---------------------

     On June 19, 2001, the Company amended its articles of incorporation to increase its authorized shares from 10,000,000 to 250,000,000 and create two classes of stock, as follows:

     - 50,000,000 shares of no par value serial preferred stock for which the Company's board of directors may set the relative rights, preferences, qualifications, limitations and restrictions.

     -    200,000,000  of  no  par  value  common  stock.

     Concurrent with the increase in authorized shares, the Company authorized a 596,469 for 37,500 forward split of the Company's common stock, which increased the Company's issued and outstanding shares to 596,469. This stock split has been reflected in these financial statements and all references to common stock outstanding, additional paid-in capital, weighted average shares outstanding and per share amounts have been restated to reflect this stock split on a retroactive basis.

                                                                      APPENDIX A


                             NEVADA REVISED STATUTES
                        SECTIONS 92A.300 THROUGH 92A.500

                           RIGHTS OF DISSENTING OWNERS

92A.300.  DEFINITIONS

As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

92A.305.  "BENEFICIAL  STOCKHOLDER"  DEFINED

"Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

92A.310.  "CORPORATE  ACTION"  DEFINED

"Corporate  action"  means  the  action  of  a  domestic  corporation.

92A.315.  "DISSENTER"  DEFINED

"Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

92A.320.  "FAIR  VALUE"  DEFINED

"Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

92A.325.  "STOCKHOLDER"  DEFINED

"Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

92A.330.  "STOCKHOLDER  OF  RECORD"  DEFINED

"Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

92A.335.  "SUBJECT  CORPORATION"  DEFINED

"Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

92A.340.  COMPUTATION  OF  INTEREST

Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

92A.350.  RIGHTS  OF  DISSENTING  PARTNER  OF  DOMESTIC  LIMITED  PARTNERSHIP

A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are


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available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

92A.360.  RIGHTS  OF  DISSENTING  MEMBER  OF  DOMESTIC LIMITED-LIABILITY COMPANY

The articles of organization or operating agreement of a domestic limited liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

92A.370.  RIGHTS  OF  DISSENTING  MEMBER  OF  DOMESTIC  NONPROFIT  CORPORATION

1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

92A.380. RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES

1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporation actions:

     (a) Consummation of a plan of merger to which the domestic corporation is a constituent entity;

          (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation regardless of whether the stockholder is entitled to vote on the plan of merger; or

          (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

     (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

     (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.


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92A.390.  LIMITATIONS  ON  RIGHT  OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR
SERIES;  ACTION  OF  STOCKHOLDERS  NOT  REQUIRED  FOR  PLAN  OF  MERGER

1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

     (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

     (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

          (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

               (I)  The  surviving  or  acquiring  entity;  or

               (II) Any other entity which, at the effective date of the plan or merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by at least 2,000 holders of owner's interests of record; or

          (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

92A.400. LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER

1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

     (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

     (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

92A.410.  NOTIFICATION  OF  STOCKHOLDERS  REGARDING  RIGHT  OF  DISSENT

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

92A.420.  PREREQUISITES  TO  DEMAND  FOR  PAYMENT  FOR  SHARES


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1.     If  a  proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

     (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

     (b)  Must  not  vote  his  shares  in  favor  of  the  proposed  action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

92A.430. DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS

1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

     (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

     (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

     (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

     (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

     (e)  Be  accompanied  by  a  copy  of  NRS  92A.300  to 92A.500, inclusive.

92A.440. DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER

1.     A  stockholder  to  whom  a  dissenter's  notice  is  sent  must:

     (a)  Demand  payment;

     (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

     (c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

92A.450. UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER


1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.


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2.     The  person  for  whom  dissenter's  rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

92A.460.  PAYMENT  FOR  SHARES:  GENERAL  REQUIREMENTS

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

     (a)  Of the county where the corporation's registered office is located; or

     (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2.     The  payment  must  be  accompanied  by:

     (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

     (b) A statement of the subject corporation's estimate of the fair value of the shares;

     (c)  An  explanation  of  how  the  interest  was  calculated;

     (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

     (e)  A  copy  of  NRS  92A.300  to  92A.500,  inclusive.

92A.470. PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand.

     The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment pursuant to NRS 92A.480.

92A.480. DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

92A.490. LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the


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court  to  determine  the  fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

     (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

     (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

92A.500.  LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

     (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.


3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.



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